UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Pinterest, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To our stockholders:
You are cordially invited to attend the 2022 annual meeting of stockholders (“annual meeting”) of Pinterest, Inc., a Delaware corporation (“Pinterest” or the “company”). The annual meeting will be held exclusively online at www.virtualshareholdermeeting.com/PINS2022 on Thursday, May 26, 2022, at 8:00 a.m. Pacific Time, for the following purposes:
1.
To elect the three Class III nominees for director named in the accompanying proxy statement to hold office until the 2025 annual meeting and until their successors have been duly elected and qualified, or until their office is otherwise vacated.

2.	To ratify the audit committee’s selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year 2022.
3.	To approve, on an advisory non-binding basis, the compensation of our named executive officers (“say-on-pay”).
4.	To conduct any other business properly brought before the annual meeting.
These proposals, as well as instructions for accessing the virtual annual meeting, are more fully described in the accompanying proxy statement and a list of registered stockholders as of the record date will be accessible during the meeting at www.virtualshareholdermeeting.com/PINS2022. The record date for the annual meeting is March 30, 2022. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.
By Order of the Board of Directors

/s/ Christine Flores
Christine Flores
General Counsel & Corporate Secretary

San Francisco, California
April 13, 2022
Important notice regarding the availability of proxy materials for Pinterest’s 2022 annual meeting of stockholders: The notice, proxy statement and annual report are available at www.proxyvote.com.

Note about our websites and reports and forward-looking statements: Website references are provided in this proxy statement for convenience only. The content of any referenced websites or reports, including any other websites or reports referenced or discussed in this proxy statement, are not deemed to be part of, nor incorporated by reference into, this proxy statement. We assume no liability for the content contained on the referenced websites.
This proxy statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical facts included in the proxy statement, including statements about the company’s goals, progress or expectations with respect to corporate responsibility, sustainability, corporate governance, executive compensation and other matters, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this proxy statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC.

Headquarters | 505 Brannan Street, San Francisco, California 94107 | (415) 762-7100
Investor Relations Website | investor.pinterestinc.com

PROXY STATEMENT FOR THE 2022
ANNUAL MEETING OF STOCKHOLDERS
To Be Held Online at 8:00 a.m. Pacific Time on Thursday, May 26, 2022

This proxy statement is furnished in connection with the solicitation of your proxy by our board of directors (“board”) to vote at the 2022 annual meeting of stockholders (“annual meeting”), including at any adjournments or postponements of the annual meeting. This proxy statement contains information to be voted on at the annual meeting and certain other information required by Securities and Exchange Commission (“SEC”) rules. In accordance with SEC rules, we are making our proxy materials available at www.proxyvote.com with an option to request a printed set be mailed to you. We expect to begin mailing a notice of internet availability of proxy materials on April 13, 2022, to all stockholders of record entitled to vote at the annual meeting. This notice contains instructions for viewing the proxy materials and voting online and requesting a printed set of proxy materials.
You are cordially invited to attend the annual meeting on Thursday, May 26, 2022, at 8:00 a.m. Pacific Time, which we are holding exclusively online via live webcast at www.virtualshareholdermeeting.com/PINS2022. Whether or not you expect to attend the annual meeting, please vote online, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you have voted by proxy, you may still vote at the virtual annual meeting by following the instructions under “Voting and Annual Meeting Information”.

PROPOSAL 1: ELECTION OF DIRECTORS
Our board is currently comprised of nine members. In accordance with our amended and restated certificate of incorporation, our board is divided into three staggered classes of directors. At the annual meeting, three Class III directors will be elected for a three-year term. Each director’s term continues until the election and qualification of his or her successor, or until their office is otherwise vacated. Each of the nominees standing for election at the annual meeting currently serves as a director. Two of the three director nominees, namely, Leslie Kilgore and Ben Silbermann, were elected by our stockholders prior to our initial public offering in April 2019 (“IPO”) pursuant to the provisions of a voting agreement entered into by certain stockholders that terminated upon the completion of our IPO. In October 2020, our board appointed Salaam Coleman Smith as a Class III director until the annual stockholders’ meeting in 2022. Ms. Smith was recommended to our nominating and corporate governance committee (which we refer to throughout this proxy statement as the “governance committee”) by an individual consultant of the company.
Upon recommendation by our governance committee, the board has nominated Leslie Kilgore, Ben Silbermann and Salaam Coleman Smith for election for a term of three years (through the 2025 annual stockholders' meeting) and until their successors have been duly elected and qualified, or until their office is otherwise vacated.
THE BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

Corporate Governance
Our Board of Directors
The following table provides summary information about each of our current directors, including the three nominees for election at the annual meeting.
Name	Class	Age	Director Since	Term Expires In	Principal Occupation	Other Public Company Boards	Our Committee Membership
Jeffrey Jordan	I	63	2011	2023	Managing Partner, Andreessen Horowitz	Airbnb; Accolade	Governance Committee
Leslie Kilgore	III	56	2019	2022	Former Chief Marketing Officer, Netflix	Netflix; Nextdoor	Compensation Committee* (chair); Audit Committee
Jeremy Levine	I	48	2011	2023	Partner, Bessemer Venture Partners	Shopify	Governance Committee (chair)
Gokul Rajaram	I	47	2020	2023	Corporate Development and Strategy Lead, DoorDash	The Trade Desk; Coinbase	Compensation Committee
Fredric Reynolds	II	71	2017	2024	Former EVP & CFO, CBS Corporation	Mondelez International**; Raytheon Technologies	Audit Committee (chair)
Evan Sharp	II	39	2019	2024	Co-Founder & Advisor, Pinterest	None	None
Benjamin Silbermann	III	39	2008	2022	Co-Founder, Chairman, President & CEO, Pinterest	None	None
Salaam Coleman Smith	III	52	2020	2022	Former EVP, ABC Family	Gap; Enjoy Technology	Audit Committee; Governance Committee
Andrea Wishom***	II	52	2020	2024	President, Skywalker Holdings	Nextdoor	Compensation Committee
(*)	Our talent development and compensation committee is referred to as “compensation committee” throughout this proxy statement.
(**)	Mondelez International announced on April 6, 2022 that Mr. Reynolds will not be standing for re-election on their board at their annual meeting on May 18, 2022.
(***)	Lead Independent Director.

Board Diversity
Our board is composed of a diverse group of individuals, with diverse backgrounds, experience and skills relevant to our company. Many of the directors have senior leadership experience at major U.S. and international companies. In these positions, they have also gained experience in areas such as management, financial planning, public company governance, sales and marketing, media and content, e-commerce and international business. Many of our directors have experience serving on boards and board committees of other public companies, and have an understanding of corporate governance practices and trends and different business processes, challenges and strategies. Further, our directors also have other experience that makes them valuable members of the board, including experience in established or growing technology companies.
The diversity, skills and experience of our directors as described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.
The following charts reflect the age, gender and independence of the members of our board continuing in office following the annual meeting, assuming the election of all nominees:

The following reflects the experience and expertise of the members of our board continuing in office following the annual meeting, assuming the election of all nominees:

Governance 7

Governance experience supports our emphasis on strong board and management accountability, transparency, protection of stockholder interests and long-term value creation.

Sales & Marketing 5

Experience in sales and marketing enables the directors to provide valuable advice and oversight over our ads business, sales and marketing activities and growth strategy.

Management 7

Leadership and management experience enables our board to provide advice, guide and assess the performance of our own management and workforce.

Global 9

Experience leading large, global companies and teams helps the directors to advise us on our international growth and expansion.

Technology 7

Experience in the technology sector is valuable to effectively oversee and understand our product strategy and roadmap and the industry as a whole.

Media & Content 7

Experience in the media industry and/or content focused companies enables directors to meaningfully oversee long term strategy on content and creators.

Finance 6

Financial expertise provides our board with the financial acumen necessary to inform its oversight of our financial performance and reporting, internal controls and long-term strategic planning.

E-commerce 5

Experience with e-commerce supports us in developing and strengthening the shopping initiatives on our platform.

Class III Director Nominees for Election at the 2022 Annual Meeting

Leslie Kilgore Former Chief Marketing Officer, Netflix, Inc. Director since 2019

Leslie Kilgore served as Chief Marketing Officer of Netflix, Inc., an online entertainment service, from 2000 to 2012. From 1999 to 2000, she served as Director of Marketing of Amazon.com, Inc., an online retail company. Ms. Kilgore held various positions, including Brand Manager, at The Procter & Gamble Company, a manufacturer and marketer of consumer products, from 1992 to 1999. Ms. Kilgore served on the board of LinkedIn Corporation from 2010 to 2016 and Medallia, Inc. from July 2015 to October 2021. In addition to her public company boards, she currently serves on the board of Discord Inc.

Our committees Compensation Committee (chair); Audit Committee (member)

Other current public boards Netflix, Inc. (member of audit committee); Nextdoor Holdings, Inc. (chair of compensation committee)

Education Master of Business Administration, Stanford University Graduate School of Business; Bachelor of Science, Wharton School of Business at the University of Pennsylvania

Relevant experience Extensive experience as a marketing executive with internet retailers and consumer product companies and experience as a board member of public and private companies

Benjamin Silbermann Co-Founder, Chairman, President and CEO, Pinterest Director since 2008

Benjamin Silbermann is a Co-Founder of Pinterest and has served as our Chief Executive Officer since 2008 and also our President since 2012. Prior to co-founding Pinterest, Mr. Silbermann worked at Google, a technology company, from 2006 to 2008.

Our committees None

Other current public boards None

Education Bachelor of Arts, Yale University

Relevant experience Deep knowledge and understanding of our company, strategy and business as our President and CEO and experience with product development

Salaam Coleman Smith Former EVP, The Walt Disney’s ABC Television Group Director since 2020

Salaam Coleman Smith served as Executive Vice President at The Walt Disney’s ABC Television Group, a multinational broadcast television group from 2014 to 2016, overseeing Strategy and Programming for ABC Family’s Freeform channel. Prior to joining The Walt Disney Company, Ms. Smith worked at Comcast NBCUniversal, a multinational media company since 2003, where she served as President of Style Network from 2008 to 2013. Prior to joining Comcast NBCUniversal, Ms. Smith worked at Viacom Inc., a multinational mass media conglomerate for nearly ten years where she served as a senior executive within MTV Networks International Division and helped oversee Nickelodeon’s global expansion in Europe, Asia, and Latin America. Ms. Smith has served as a board member for several non-profit organizations, including Women in Cable Telecommunications and Dress For Success. In addition to her public boards, she also serves of the board of Scopely, an online gaming company since December 2021.

Our committees Audit Committee (member); Governance Committee (member)

Other current public boards Gap, Inc. (member of compensation and management development committee); Enjoy Technology Inc. (chair of nominating and corporate governance committee)

Education Bachelor of Science in Industrial Engineering, Stanford University

Relevant experience Strong expertise in global media, multi-platform content, brand development, strategic planning, financial management, consumer-centric insights and C-level management experience

Class II Directors Continuing in Office Until the 2024 Annual Meeting

Fredric Reynolds Former Executive Vice President and Chief Financial Officer, CBS Corporation Director since 2017

Fredric Reynolds served as Executive Vice President and Chief Financial Officer of CBS Corporation, a mass media company, from 2006 to 2009. From 2001 to 2005, he served as President and Chief Executive Officer of Viacom Television Stations Group and as Executive Vice President and Chief Financial Officer of Viacom Inc., a mass media company, from 2000 to 2001. He also served as Executive Vice President and Chief Financial Officer of Westinghouse Electric Corporation, a predecessor of CBS Corporation. Prior to that, Mr. Reynolds held several positions at PepsiCo, a food and beverage corporation, for twelve years, including Chief Financial Officer or Financial Officer at Pizza Hut, Pepsi Cola International, Kentucky Fried Chicken Worldwide and Frito Lay. Mr. Reynolds served on the board of AOL, Inc. from 2009 to 2015, Hess Corporation from 2013 to 2019 and MGM Corporation from January 2010 to March 2022.

Our committees Audit Committee (chair)

Other current public boards Mondelez International, Inc. (chair of audit committee and member of finance committee)*; Raytheon Technologies (chair of audit committee, member of governance and public policy committee and member of compensation committee)

Education Bachelor in Business Administration, University of Miami; Certified Public Accountant

Relevant experience Extensive financial, leadership and media expertise, management experience in a broad range of companies and service on the board of public companies

*Mondelez International announced on April 6, 2022 that Mr. Reynolds will not be standing for re-election on their board at their annual meeting on May 18, 2022.

Evan Sharp Co-Founder and Advisor, Pinterest Director since 2019

Evan Sharp is a Co-Founder of Pinterest and currently serves as a consultant to Pinterest. Previously, he served as our Chief Design & Creative Officer until October, 2021. While employed at Pinterest, he oversaw the creative, product and design teams since 2011. He was previously a product designer at Facebook, a social media company, from 2010 to 2011. Since October 2021, he has served as a consultant at LoveFrom, a design firm.

Our committees None

Other current public boards None

Education Bachelor of Arts in History, University of Chicago

Relevant experience Deep knowledge and understanding of our business as a co-founder and experience with product development and design

Andrea Wishom President, Skywalker Holdings LLC Director since 2020; Lead Independent Director

Andrea Wishom has served as President of Skywalker Holdings, LLC, a private holding company and family office since November 2017. She oversees over a billion dollars in assets for various business units, human resources, finance, and all philanthropic and creative aspects for the
Our committees Compensation Committee (member) Other current public boards Nextdoor Holdings, Inc. (member of compensation committee)

company. Before joining Skywalker, Ms. Wishom spent over 20 years at Harpo Productions, an American multimedia production company. At Harpo Productions she held various production, programming, development and executive roles for The Oprah Winfrey Show, Harpo Studios and OWN: The Oprah Winfrey Network and most recently as the Executive Vice President. In addition to her public company board, Ms. Wishom currently serves on the board of Tory Burch LLC.

Education Bachelor of Arts in English, University of California, Berkeley Relevant experience Extensive experience in media industry and C-suite-level management experience

Class I Directors Continuing in Office Until the 2023 Annual Meeting

Jeffrey Jordan Managing Partner, Andreessen Horowitz Director since 2011

Jeffrey Jordan has served at Andreessen Horowitz, a venture capital firm, since 2011 and most recently as a Managing Partner. Previously, Mr. Jordan served as President and Chief Executive Officer of OpenTable, Inc., an online restaurant reservation service company, from 2007 to 2011. He served as President of PayPal, Inc., an internet-based payment system company then owned by internet retail company eBay Inc., from 2004 to 2006, and as Senior Vice President and General Manager of eBay North America from 1999 to 2004. He also served as Chief Financial Officer of Hollywood Entertainment, a video rental company and as President of its subsidiary, Reel.com. Previously, Mr. Jordan served in various capacities at The Walt Disney Company, an entertainment company, for eight years, most recently as Senior Vice President and Chief Financial Officer of The Disney Store Worldwide. Prior to that, he worked for the Boston Consulting Group, Inc., a management consulting firm. Mr. Jordan currently serves on the board of several private companies, including Instacart and previously served on the board of OpenTable, Inc. from 2007 to 2013.

Our committees Governance Committee (member)

Other current public boards Airbnb, Inc. (chair of nominating and corporate governance committee and member of the audit, risk and compliance committee); Accolade, Inc. (member of compensation committee)

Education Master of Business Administration, Stanford University Graduate School of Business; Bachelor of Arts, Amherst College

Relevant experience Extensive experience as a venture capitalist and as a C-suite-level officer and director of technology companies

Jeremy Levine Partner, Bessemer Venture Partners Director since 2011

Jeremy Levine has served as a partner at Bessemer Venture Partners, a venture capital firm, since 2001, where his investment experience includes entrepreneurial startups and high growth companies including consumer internet, consumer software and business software and services. Prior to joining Bessemer, Mr. Levine was Vice President of Operations at Dash.com Inc., an internet software publisher, from 1999 to 2001. Prior to Dash, Mr. Levine was an Associate at AEA Investors, a management buyout firm, where he specialized in consumer products and light industries, from 1997 to 1999. Previously, Mr. Levine was with McKinsey & Company, a management consultant firm, as a management consultant from 1995 to 1997. Mr. Levine previously served on the board of directors of MINDBODY Inc. from 2010 to 2017 and Yelp from 2005 to 2019. Mr. Levine currently serves on the board of many private companies.

Our committees Governance Committee (chair)

Other current public boards Shopify, Inc. (member of nominating and governance committee)

Education Bachelor of Science, Duke University

Relevant experience Extensive experience with technology companies, serving on the boards of directors of public and private companies, and experience as a venture capitalist

Gokul Rajaram Corporate Development and Strategy Lead, DoorDash, Inc. Director since 2020

Gokul Rajaram has served in various roles at DoorDash, a food ordering service, since November 2019, most recently as their Corporate Development and Strategy Lead. Previously, from 2013 to 2019, Mr. Rajaram led several product development teams at Block, Inc. (previously named Square, Inc.), a financial technology company, most recently as the Caviar Lead. Prior to Block, Inc., Mr. Rajaram served as Product Director of Ads at Facebook, Inc., a social media company, from 2010 to 2013. Previously, Mr. Rajaram was Product Management Director for Google AdSense, an online advertising company. He previously served on the board of RetailmeNot, Inc. and Course Hero, Inc.

Our committees Compensation Committee (member)

Other current public boards The Trade Desk Inc. (member of compensation committee and audit committee); Coinbase Global Inc. (member of the compensation committee)

Education Master of Computer Science, University of Texas; Master of Business Administration, The Massachusetts Institute of Technology; Bachelor of Computer Science, Indian Institute of Technology, Kanpur

Relevant experience Extensive experience with product development and as an officer and director of technology companies, including public companies

Board Structure and Role
Our board is currently comprised of nine directors and is divided into three classes with each class consisting of one-third of the total number of directors and each class having a three-year term.
Board Leadership Structure
Our Co-Founder, President and CEO, Benjamin Silbermann, currently serves as chairman of the board and Andrea Wishom serves as lead independent director. Although our bylaws do not require that the positions of chairman and CEO be combined, we believe that this structure is in the best interest of our company given Mr. Silbermann's deep understanding of our business and culture, as well as his leadership in shaping and driving the company’s strategic priorities and business plans. This structure also facilitates a regular flow of information between management and the board and provides a clear chain of command. Our chairman, amongst other things:
•	presides over meetings of the board;
•	consults with the lead independent director on the agenda for board meetings;
•	consults, as needed, on evaluating and recommending candidates for election to the board; and
•	oversees the activities of the board.
In addition, our corporate governance guidelines provide that one of our independent directors should serve as our lead independent director at any time when our CEO serves as the chairman or if the chairman is not otherwise independent. We have structured the lead independent director role in a manner that we believe reinforces the independence of the board and serves as an effective balance to a combined chair and CEO. Among other things, the lead independent director:
•	presides over meetings of the board at which the chairman is not present, including executive sessions of our independent directors;
•	coordinates the activities of the other independent directors, including establishing the agenda for executive sessions and meetings with other non-management directors;

•	consults with the chairman on the agenda for board meetings, board materials, meeting calendars and schedules;
•	serves as a liaison between the chairman and independent directors; and
•	performs any additional duties as the board may otherwise determine.
The board believes that its selection of the current leadership structure is not impacted by the board's risk oversight function and the board would be effective in overseeing risk, as described in the “Board’s Role in Risk Oversight” section below, under a variety of leadership frameworks.
Board’s Role
The board is elected to oversee management and stockholders’ long-term interests. A key function of the board is reviewing, approving (where appropriate) and actively monitoring management’s execution of the company’s long-term strategic goals. The board actively engages on Pinterest matters throughout the year, including at quarterly board meetings and meetings of each committee, where they receive updates from key management personnel. The board and committees also have meetings as needed in between their quarterly meetings. Directors also regularly engage with, and provide counsel to, management through informal calls and meetings.
Our board oversees management’s performance on behalf of our stockholders. The primary responsibilities of the board include: reviewing and overseeing the company's strategic direction and objectives; succession planning for the CEO and key executives; overseeing the company's risk exposure; overseeing the company's legal and regulatory compliance; monitoring the company's accounting and financial reporting practices and controls; evaluating the board's composition, performance and effectiveness, and overseeing the company's talent development and management.
Board’s Role in Risk Oversight
Our board is responsible for overseeing how we manage risk at Pinterest. This is carried out both at the full board level and through each of the standing committees. The board and each committee meet periodically with senior management to review risk oversight matters and periodically receive reports from management on these matters. The full board is responsible for monitoring and assessing strategic risk exposure, including determining the nature and level of risk appropriate for the company, and the committees are responsible for monitoring and assessing risks inherent in their respective oversight functions as follows:
•
Our audit committee oversees our enterprise risk management program and significant financial risk exposures and certain legal, regulatory and operational risk exposures, including with respect to information security, data protection and privacy.

•
Our talent development and compensation committee (which we refer to as “compensation committee” throughout this proxy statement) oversees significant compensation and other employee-related risk exposures, including risks and exposures associated with leadership assessment, management succession planning, executive compensation programs and arrangements and talent and leadership development and management, including matters relating to the attraction, development and retention of a diverse and talented workforce.

•	Our governance committee oversees significant governance risk exposures, including, with respect to corporate governance, board effectiveness and board and leadership succession planning.
Director Independence
At least a majority of our board members, including all members of our audit, compensation and governance committees, are required to be independent under New York Stock Exchange (“NYSE”) listing rules. The board, with the assistance of the governance committee, considers all relevant facts and circumstances when making its independence determinations. A substantial majority of our board – seven out of nine directors – is independent.

The board has affirmatively determined that Mr. Jordan, Ms. Kilgore, Mr. Levine, Mr. Rajaram, Mr. Reynolds, Ms. Smith and Ms. Wishom do not have relationships that would interfere with the exercise of their independent judgment in carrying out the responsibilities as a director and each of these directors is “independent” as that term is defined under the listing standards of the NYSE. Also, former director Michelle Wilson was independent during the period she served on the board. In making these determinations, the board considered the current and prior relationships that each of these directors has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them. The board also took into account that Pinterest from time to time engages in business in the ordinary course with entities where our directors are employed, serve on the board or otherwise provide services to such entities.
Attendance at Board and Committee Meetings
We encourage all our directors to attend and actively participate in all meetings of the board and any committees on which they serve. In 2021, the board held 15 meetings, and each director attended 75% or more of the aggregate number of meetings of the board and of the committees on which he or she served during the year. Directors are also encouraged to attend the annual stockholders' meetings. All the directors then serving on the board attended the 2021 annual stockholders' meeting.
Director Selection and Recruitment
The governance committee is responsible for, among other things, overseeing succession planning for directors and ensuring that we have a qualified board to oversee management’s execution of the company’s strategy and safeguard the long-term interests of stockholders. In this regard, the governance committee is charged with identifying, evaluating and recommending potential director candidates.
In identifying potential candidates for board membership, the governance committee considers recommendations from directors, stockholders, management and others, including, from time to time, executive search firms to assist it in locating qualified candidates. The governance committee does not distinguish between nominees recommended by stockholders and other nominee recommendations. Once potential director candidates are identified, the governance committee, with the assistance of management, undertakes an extensive vetting process that considers each candidate’s diverse background, experience, qualifications, independence and fit with the board’s priorities. As part of this vetting process, the governance committee, as well as other members of the board and the CEO, conducts a series of interviews with the candidates. If the governance committee determines that a potential candidate meets the needs of the board and has the desired qualifications and experiences, it recommends the candidate’s nomination or appointment to the full board for consideration.
The governance committee strives to maintain an engaged, independent board with broad and diverse experience and judgment that is committed to representing the long-term interests of our stockholders. The governance committee considers a wide range of factors when selecting and recruiting director candidates, including achieving:
•	an experienced and qualified board. The governance committee seeks directors with a record of accomplishment in their chosen fields that are relevant to our company and its industry.
•
diversity. The governance committee seeks candidates representing a diversity of occupational and personal backgrounds, knowledge, skills, qualifications and viewpoints so that the board provides effective oversight of the management of the company. The governance committee reviews the board’s effectiveness in balancing these considerations when assessing the composition of the board.

•
board refreshment. We believe that Pinterest benefits from fostering a mix of experienced directors with a deep understanding of the company and its industry and those who bring fresh perspectives. We have added three new directors to our board since our IPO in April 2019.

•
ideal board size. The board has nine directors which includes three Class I directors, three Class II directors and three Class III directors. The board believes this size works well as it provides a sufficient number of directors on the board to achieve an appropriate mix of experience and meet its oversight responsibilities, while promoting accountability and efficiency.

•
a board with strong personal attributes. We believe that all of our directors should possess the following personal attributes: high integrity and good judgment, absence of legal or regulatory impediments, independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to the board and its committees, and willingness to assume broad, fiduciary responsibilities on behalf of all stockholders.

Stockholder Recommendations of Director Candidates
The governance committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to the Corporate Secretary at the company’s address listed on the first page of this proxy statement, and including all information that our bylaws require for director nominations.
Board Evaluation
The lead independent director and the governance committee oversee the performance and annual self-evaluation process for the board and each standing committee, including conducting surveys of director observations and suggestions on the effectiveness of the board. The governance committee chair and lead independent director discuss with the board and may make recommendations to the chairman of the board on any changes as they deem necessary.
Board Committees
Our board has established three standing committees - an audit committee, a compensation committee and a governance committee, and the composition and responsibilities of each are described below.
The board has determined that each member of each committee is independent and meets the NYSE and SEC independence standards for serving on such committee, as applicable. The board also has determined that, in accordance with the SEC and NYSE rules, each member of the audit committee is financially literate and Mr. Reynolds is an audit committee financial expert. Members serve on these committees until their resignation or until otherwise determined by the board. The board has adopted written charters for each of the audit committee, compensation committee and governance committee which are available at https://investor.pinterestinc.com/governance/governance-documents. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee
The audit committee is primarily responsible for:	Current members Fredric Reynolds (chair) Leslie Kilgore (member) Salaam Coleman Smith (member) Number of meetings held in 2021 12

• overseeing the company's financial and accounting reporting processes, including disclosure controls, internal audit function, internal controls and audits of the company's consolidated financial statements;

• appointing or changing the company's auditors and reviewing their independence, qualification and performance;
• overseeing significant financial matters, including tax planning, financial risk exposure, dividends and share issuances and repurchases; and
• overseeing the company's enterprise risk management program, compliance with applicable legal and regulatory requirements and information security, data protection and privacy program.
Talent Development and Compensation Committee
The compensation committee is primarily responsible for:	Current members Leslie Kilgore (chair) Gokul Rajaram (member) Andrea Wishom (member) Number of meetings held in 2021 8
• overseeing the compensation of the company's directors and employees;
• establishing, reviewing and reporting the compensation of our executive officers;
• administering the company's equity-based and certain other compensation plans;
• evaluating the post service arrangement and benefits of our executive officers, including the CEO;
• reviewing the operation and structure of the company's compensation program; and

• evaluating the company's programs and practices relating to talent and leadership development and management, including matters relating to the attraction, development and retention of a diverse and talented workforce.

Nominating and Corporate Governance Committee
The governance committee is responsible for:	Current members Jeremy Levine (chair) Jeffrey Jordan (member) Salaam Coleman Smith (member) Number of meetings held in 2021 4
• evaluating the size, composition, organization and governance of the board and its committees;
• assisting the board in identifying and evaluating candidates qualified to be appointed as a board member;
• recommending potential candidates to the board for its approval to propose such candidates to the stockholders for election to the board;
• reviewing and recommending to the board the independence determinations of the directors as well as recommending to the board the composition of each committee; and
• reviewing the performance and annual self-evaluation of the board and each of its committees.
Other Governance Practices
Corporate Governance Guidelines
The board has adopted corporate governance guidelines, which you can find on our website (https://investor.pinterestinc.com/governance/governance-documents), that we believe reflect the board’s commitment to governance practices that enhance corporate responsibility and accountability. The board annually reviews these guidelines, along with the charters for the board’s standing committees (the audit committee, compensation committee and governance committee), so that our policies and programs continue to reflect good corporate governance practices.
Code of Ethics
We have adopted a code of business conduct and ethics applicable to our directors and employees, including our CEO, CFO and other executive officers and all persons performing similar functions. A copy of that code is available on our website (https://investor.pinterestinc.com/governance/governance-documents). We intend to disclose on our website any future amendments to, or material waivers from, the code to the extent applicable to our executive officers or directors and required to be disclosed within four business days following the amendment or waiver.
No Compensation Committee Interlocks or Insider Participation
None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.
Communications with the Board and Stockholder Engagement
We have a process by which stockholders and any other interested parties may directly communicate with the board or any of its directors, including the lead independent director. Those who wish to communicate with the board or any of its directors may do so by sending written communications addressed to the Corporate Secretary at the company’s address which can be found on the first page of this proxy statement. These communications are reviewed by the Corporate Secretary or Assistant

Secretary to determine whether they are appropriate for presentation to the board or such director. The purpose of this screening is to avoid having the board consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries).
In addition, members of our investor relations team and our management meet with our stockholders from time to time to address their questions and concerns about our business and the company. We also update our board on investor feedback, when appropriate.
Corporate Responsibility
Our mission is to give people the inspiration to create a life they love. We have ongoing efforts to address environmental, social, and governance (ESG) priorities to further our mission and help deliver sustainable long-term value to our stakeholders.
Below we describe highlights of our on-going ESG efforts. We also regularly post company initiatives and information in our newsroom at https://newsroom.pinterest.com and https://investor.pinterestinc.com/investor-overview.
Governance
Our board and board committees oversee ESG matters associated with their respective areas of responsibility. In particular:
•	Our audit committee is responsible for oversight of the company’s enterprise risk management program, including risks arising from information security, data protection and privacy.
•
Our compensation committee reviews and oversees the development, implementation and effectiveness of policies, objectives and strategies relating to the attraction, retention and development of our talent and our diversity, equity and inclusion efforts, as well as other aspects of our human capital management, including executive leadership development and succession planning.

•	Our nominating committee considers and addresses matters relating to governance, director succession, board refreshment and diversity as well as stockholder engagement.
For more information on the responsibilities of board committees please see “Board Committees” above.
People
To attract and retain great talent, we strive to create opportunities for our employees to grow and develop in their careers, supported by competitive compensation, benefits and health and wellness programs, and by programs that are intended to foster diversity, equity and inclusion and build connections between our employees and their communities.
Diversity, equity and inclusion: We value and seek inclusion and diversity across all levels in our organization, including within our leadership. Our board includes directors from various backgrounds, industries, skills and experience. Our board of nine directors is comprised of seven independent directors, three women and is racially diverse. Our leadership team includes leaders with diverse skills, experience, racial backgrounds and genders.
We strive to create an inclusive and diverse workplace where all of our employees are empowered to bring their whole, authentic selves to work every day. We seek and respect diverse perspectives which also helps us create a more inclusive and diverse product and foster a culture of well-being and engagement that helps us to continue attracting, developing and retaining the best talent.
We have published an annual inclusion and diversity report since 2015 which we make publicly available on our website. Our latest diversity report can be found at https://newsroom.pinterest.com. We believe it is important to hold ourselves accountable to creating an inclusive and diverse workforce. Our inclusion and diversity report includes our commitment to inclusion and diversity, representation and workforce demographics data, and our inclusion and diversity initiatives and programs across the company to advance our mission.

We have employee communities that are aligned around dimensions of inclusion and diversity, such as gender, ethnicity, sexual orientation or other shared attributes, which we believe help build community and enable opportunities for development. We also offer our employees training courses to educate them on inclusion and diversity issues and practices.
Earlier this year, we also welcomed Nichole Barnes Marshall as our Global Head of Inclusion and Diversity.
Compensation and benefits: We are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of flexible and convenient health and wellness programs that are intended to support their physical and mental health by providing tools and resources to help them improve or maintain their health. In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which are designed to comply with government regulations. Currently, the majority of our employees work from home and we have implemented additional safety measures for employees continuing critical on-site work.
We provide robust compensation and benefits programs to help meet the needs of our employees. In addition to highly competitive salaries, our programs (which vary by role/country/region) also include equity awards, a 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, flexible paid time off, family leave, family care resources, flexible work schedules, employee assistance programs and charitable donation matching, among many others. We continue to review and update our compensation and benefits. For example, we recently enhanced our family leave benefits for birthing and adoptive parents effective January 1, 2022 and increased our 401(k) matching limits.
Amongst other initiatives, we launched an ombuds program intended to give every employee the opportunity to engage confidentially with neutral, trained professionals for impartial and independent support in navigating challenging situations in the workplace.
Pay Equity: Pinterest remains committed to maintaining pay equity across gender and race. This means equal pay for comparable work. In a dynamic workplace, maintaining pay equity requires vigilance and ongoing monitoring. Twice a year we analyze compensation and make adjustments when necessary to continue to stand by this very important commitment.
Learning and development: We are committed to helping our employees create a career that is inspiring, impactful and ultimately time well spent. We have programs to help foster open and ongoing conversation around career growth goals both in the long term and short term. We also have workshops dedicated to help employees learn new skills and develop their careers. We set aside a dedicated personal learning and development budget for our employees.
Community
Philanthropy: We believe our social impact and philanthropy initiatives are core to our brand and our identity and our philanthropic strategy is focused on expanding emotional well-being and place-based giving across Pinterest’s global footprint. Our philanthropy efforts focus on making an impact in three areas:
•
Expanded Employee Volunteerism: The company launched an expanded volunteer service program that grants employees five volunteer days off to support civic and community engagement activities every calendar year.

•	Donation Match: Pinterest recently increased its donation matching program and matches funds to eligible nonprofits, dollar for dollar, up to $1,000 per employee each year.
•
Charitable Giving: Back in 2019, we set aside approximately 2.5 million shares of our class A common stock for charitable donations. We have also set up a donor advised fund to which we have contributed 750,000 shares of our class A common stock. Currently, the primary focus of the grantmaking is in the area of emotional well-being, particularly increasing awareness, reducing stigma, supporting innovations in the field, and tackling inequities in access and disparities in outcomes. In addition, the program includes a place-based community giving portfolio, and a reserve for responsive grantmaking to tackle urgent or emerging challenges, like the COVID-19 pandemic and support for organizations tackling racial and other inequities.
Product: People come to Pinterest to discover ideas, get inspired and focus on themselves and their futures. To help us cultivate an inspired community, we have robust guidelines and standards for content created and/or published on our platform. Among the industry-leading policy decisions we have made over the years include: establishing guidelines that clarify that Pinterest is not a place to spread harmful misinformation, banning political campaign ads on our platform and efforts to prevent the monetization of search terms related to the COVID-19 pandemic. Most recently we expanded our misinformation guidelines to prohibit conspiracy theories, misinformation and disinformation relating to climate change. Further, we have released inclusive product features such as try on for various skin tones. We also updated our advertising guidelines to prohibit advertisements relating to weight loss.
We also publish a bi-annual Transparency Report which is available on our website and highlights information on our efforts to moderate content on our platform, including the number of Pins we deactivated for violating our policies and the information and deactivation requests we received from law enforcement and government agencies. We work hard to identify and deactivate harmful content from our site, and our content policies and moderation practices continue to evolve with industry best practices.
Suppliers: We also have a robust supplier code of conduct that lays out our expectations of our suppliers on matters relating to, amongst others, workplace safety, security and privacy, protecting the environment, human rights and diversity and inclusion. Our supplier code of conduct is publicly available on our investor relations website.
Planet
Across the company, we are working to understand and minimize our environmental footprint. We have completed various energy and water saving projects, including installing a wastewater re-pipe to save fresh water and a lighting retrofit project to save electricity in our offices. We have various partnerships to reduce waste, including our partnership with Revivin to donate used laptops and other equipment to communities and organizations in need and our partnership with Copia to redistribute food to local communities. Finally, we have an employee group - PinPlanet - focused on mobilizing employees, Pinners and business partners on issues relating to sustainability.
Director Compensation
The compensation committee regularly reviews and assesses the form and amount of compensation payable to our independent directors and, with the assistance of an external compensation consultant, recommends any appropriate adjustments to the full board for approval. In February 2021, the board approved a revised Non-Employee Director Compensation Policy, pursuant to which our independent directors received the following compensation in 2021 on a pro-rata basis. Under the updated Non-Employee Director Compensation Policy, we reimbursed our independent directors for reasonable out of pocket travel expenses in 2021 since the approval of the updated policy.
Cash Compensation (1)
Annual retainer		$50,000
Additional annual retainer for lead director		$37,500(2)
Additional annual retainers for committee service	Chair	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$20,000	$10,000
Governance Committee	$10,000	$5,000

Equity Compensation (3)
Initial grant of RSUs (4)		$ 400,000
Annual grant of RSUs (5)		$ 260,000(6)
(1)	Paid in quarterly installments on a prospective basis, pro-rated for directors whose service commences during the year.

(2)	Increased from $20,000 pursuant to the updated Non-Employee Director Compensation Policy approved by the board in February 2021.
(3)
Amounts represent the approximate grant date fair value of RSUs that will be settled in shares of Class A common stock. All awards granted pursuant to the updated Non-Employee Director Compensation Policy vest, in addition to the schedules below, upon a change in control of the company.

(4)
Award vests, subject to the director’s continued service, in equal annual installments on the first three anniversaries of the director’s commencement of service. Applies only to directors appointed after the IPO which was in April 2019.

(5)	Award vests, subject to the director’s continued service, in full on the earlier of the first anniversary of the grant date or the day prior to the company’s next annual meeting.
(6)	Increased from $250,000 pursuant to the updated Non-Employee Director Compensation Policy approved by the board in February 2021.
Benjamin Silbermann and Evan Sharp, do not receive any additional compensation for their services as a director.
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2021.
2021 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Jeffrey Jordan	55,000	259,959	—	314,959
Leslie Kilgore	78,333	259,959	—	338,292
Jeremy Levine	60,000	259,959	—	319,959
Gokul Rajaram	57,916	259,959	—	317,875
Fredric Reynolds	75,000	259,959	—	334,959
Salaam Coleman Smith	65,416	259,959	—	325,375
Michelle Wilson(3)	55,625	—	—	55,625
Andrea Wishom	81,875	259,959	—	341,834
(1)
Reported amounts represent the aggregate grant date fair value of RSUs granted during 2021, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Notes to Consolidated Financial Statements included in our 2021 annual report on Form 10-K for the assumptions used in calculating the grant date fair value. These amounts do not reflect the actual economic value that may be realized from such awards.

(2)
As of December 31, 2021, Mr. Jordan has 3,981 RSUs outstanding, Ms. Kilgore has 10,819 RSUs outstanding, Mr. Levine has 3,981 RSUs outstanding, Mr. Rajaram has 17,176 RSUs outstanding, Mr. Reynolds has 10,231 RSUs outstanding, Ms. Coleman Smith has 8,505 RSUs outstanding and Ms. Wishom has 11,631 RSUs outstanding. Ms. Wilson has no outstanding RSUs.

(3)	Represents compensation received until Ms. Wilson’s retirement from the board at the 2021 annual meeting.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The audit committee has sole responsibility for the appointment, compensation and oversight of our independent registered public accounting firm. At the annual meeting, you are being asked to ratify the audit committee’s selection of Ernst & Young LLP (“EY”) to serve as our independent auditor for the year ending December 31, 2022. EY has served as our independent auditor since 2013. The audit committee believes that the continued retention of EY as our independent auditor is in the best interests of Pinterest and its stockholders. Representatives of EY are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate stockholder questions.
The board, upon recommendation of the audit committee, is submitting the selection of EY to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of EY, the audit committee will review its future selection of our independent auditor in light of that result. Even if the selection is ratified, the audit committee may, in its discretion, appoint a new independent auditor at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION
OF ERNST & YOUNG LLP
Principal Accountant Fees and Services
The following table represents aggregate fees for EY services for the years ended December 31, 2021 and 2020 (in thousands):
	2021	2020
Audit fees(1)	3,736	3,087
Audit-related fees(2)	—	—
Tax fees(3)	1,000	772
All other fees(4)	128	115
Total fees	4,864	3,974
(1)
Consist of fees for services rendered in connection with the annual audit of our consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly condensed consolidated financial statements, services provided in connection with statutory and regulatory filings, and consultations on accounting matters directly related to the audit.

(2)	There were no audit-related fees for the years ended December 31, 2021 and 2020.
(3)	Consist of fees for services rendered for tax compliance, tax advice and tax planning.
(4)	Consist of fees for all other services not included in the categories set forth above.

Pre-Approval Policies and Procedures
It is the policy of the audit committee to pre-approve, near the beginning of each fiscal year, all audit and permissible non-audit services to be provided by the independent auditor during that fiscal year. The audit committee also may pre-approve particular services during the fiscal year on a case-by-case basis. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such specific services on a case-by-case basis for which the aggregated estimated fees do not exceed $200,000. The audit committee or chair, as applicable, considers whether the provision of any non-audit services is compatible with maintaining the independence of our independent auditor, and solicits the input of management and the independent auditor on this issue. In 2021, the audit committee pre-approved all services provided to the company by EY pursuant to the policies and procedures described above, and the audit committee determined that all non-audit services provided to the company by EY were compatible with the maintenance of EY’s independence in the conduct of its auditing functions.
Audit Committee Report
The audit committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2021. The audit committee has discussed with Ernst & Young LLP (“EY”), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the firm’s communications with the audit committee concerning independence and has discussed with EY the firm’s independence. Based on the foregoing, the audit committee has recommended to the board that the audited financial statements be included in our 2021 annual report on Form 10-K.
Members of the Audit Committee
Fredric Reynolds (Chair)
Leslie Kilgore
Salaam Coleman Smith

PROPOSAL 3: ADVISORY NON-BINDING VOTE ON OUR NAMED EXECUTIVE OFFICERS' COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to express their view, on an advisory non-binding basis, on the compensation of our named executive officers (commonly known as a say-on-pay vote).
This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this proxy statement. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of the fiscal 2021 compensation of our named executive officers. Our compensation committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board and our compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, and will consider the outcome of this vote when making future executive compensation decisions. Unless our board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay vote will occur at the 2023 annual meeting.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for our chief executive officer, our chief financial officer, and our three other highest paid executive officers (commonly referred to as “named executive officers” or “NEOs”). For 2021, our NEOs were:
•	Benjamin Silbermann, our Co-Founder, President and Chief Executive Officer (our “CEO”)
•	Evan Sharp, our Co-Founder and former Chief Design and Creative Officer
•	Christine Flores, our General Counsel and Corporate Secretary
•	Todd Morgenfeld, our Chief Financial Officer and Head of Business Operations (our “CFO”)
•	Naveen Gavini, our Senior Vice President of Products
Effective as of October 15, 2021, Evan Sharp resigned from his role as Chief Design and Creative Officer and became an advisor to Pinterest. He also remains a member of our board.
On February 11, 2022, Christine Flores informed the company of her intention to leave the company effective October 1, 2022.

Compensation Philosophy and Program
Objectives. Our executive compensation program is guided by these objectives:
•	drive achievement of Pinterest’s long-term mission;
•	motivate team collaboration (company first, individual function second);
•	attract and retain top talent by compensating competitively based on the executive’s value and performance; and
•	align the interests of our executives with those of our stockholders.
Framework. To achieve these objectives, our executive compensation program has two compensation elements: base salary and long-term equity incentive compensation. In addition, our NEOs are eligible to participate in the standard benefit plans offered to our other employees and are eligible for post-employment compensation in certain situations as described below. We generally do not provide our NEOs with perquisites or other personal benefits and do not have any defined benefit pension, supplemental executive retirement or non-qualified deferred compensation plans.
Pay mix. The majority of our executive compensation is delivered in the form of equity awards. For details, see the 2021 Summary Compensation Table below. We believe that this pay mix, including equity compensation in the form of time-based full-value awards (restricted stock units (“RSU”) and restricted stock awards (“RSA”)) vesting over at least four years, effectively supports all of our compensation objectives, including achievement of our long-term mission, motivating and paying for team and company performance, and aligning our executives’ interests with those of our stockholders.
Linking pay with performance. As described above, the majority of our NEOs’ target total direct compensation is linked to the value of our stock, which reflects how we create value over the long term. In addition, executives are eligible to receive periodic grants following the annual review cycle. When determining the amount of such awards, the compensation committee considers the company’s performance against financial, operational and strategic objectives as well as each named executive officer’s individual contribution to that performance. In assessing executive performance, the compensation committee considers both, the objectives the executive helped the company achieve as well as how they helped achieve those objectives, including whether they demonstrated leadership behaviors consistent with our values.
Governance. We endeavor to maintain sound governance standards through the administration of our executive compensation program. The following table summarizes our compensation governance policies and practices.
What We Do		What We Don't Do
✔	fully independent compensation committee	x	pension and executive retirement plans
✔	independent compensation consultant to the compensation committee	x	significant perquisites to executive officers
✔	annual review of the compensation program, best practices and market trends	x	supplemental executive benefits
✔	majority of executive compensation tied to stock value	x	employee and director hedging and pledging of our equity securities
✔	annual review of succession plans for key officers	x	tax gross-ups on change in control payments
✔	“double trigger” termination required for vesting in equity in connection with change in control	x	dividends or equivalents on unvested equity awards
✔	annual stockholder advisory non-binding vote on our compensation program (say on pay)
The compensation committee, in consultation with its external compensation consultant, will continue to assess and update our executive compensation program so that it best supports Pinterest’s long-term mission and growth.

Compensation-Setting Process
The compensation committee reviews our executive compensation program annually to assess whether it continues to be aligned with our compensation philosophy and program objectives as described above. The compensation committee updates the program as needed and also evaluates and establishes target total direct compensation opportunities for each of our NEOs.
The compensation committee’s decision making for our NEOs' compensation is guided by the factors listed below. The compensation committee does not weigh these factors in any predetermined manner, and no single factor is determinative in selecting compensation elements and setting compensation levels. Members of the compensation committee apply their business judgment and consider all of this information in light of their experience and knowledge of the company, the competitive market, and each NEO. The factors that the compensation committee considers include:
•	our executive compensation program objectives;
•	our performance against the financial, operational and strategic objectives established by the compensation committee and the board;
•
each of our named executive officer’s roles and responsibilities, qualifications, knowledge, skills, experience, and marketability including on a relative basis to other similarly situated executives at the companies in our compensation peer group;

•
the performance of each of our NEOs, based on a qualitative assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, ability to collaborate across the company and demonstration of leadership behaviors consistent with our values, and potential to contribute to our long-term financial, operational and strategic objectives;

•	an analysis of competitive market data (as described below);
•	the unrealized value and other terms of the outstanding unvested equity awards held by each of our named executive officers;
•	feedback from investors on our executive compensation program, including through the say-on-pay vote; and
•	the recommendations of our CEO with respect to the compensation of our other NEOs.
Say-on-pay vote. In setting the form and amount of compensation for our NEOs, the compensation committee also considers the voting results from our most recent say-on-pay vote as well as specific input provided by stockholders throughout the year. At our 2021 annual stockholders’ meeting, stockholders expressed a high level of support for our executive compensation program, with 98.8% of the votes cast in favor. The compensation committee did not make any significant changes to our executive compensation program.
Competitive positioning. For purposes of comparing our executive compensation against the competitive market and to guide compensation levels and practices, the compensation committee developed a peer group for 2021 in consultation with our external compensation consultant. In developing the peer group, the compensation committee's goal was to include companies that would be relevant and useful for compensation decision-making, recognizing the individual qualifications and marketability of our NEOs.
This resulted in a peer group comprised of:
•	publicly traded companies, mainly headquartered in the San Francisco Bay Area;
•	in internet and software-related industries; and
•	with revenue from $0.7 billion to $13 billion.

For 2021, the compensation peer group consisted of the following companies:
Activision Blizzard, Inc.*	eBay Inc*	Slack Technologies, Inc.	VMware, Inc.*
Adobe Inc.*	Electronic Arts Inc.*	Snap Inc	Workday, Inc.
Arista Networks, Inc.	Expedia Group, Inc.*	Splunk Inc	Yelp Inc*
Autodesk, Inc.	Intuit Inc.*	Spotify Technology SA*	Zillow Group, Inc.
Block, Inc.**	Lyft, Inc.*	TripAdvisor, Inc.	Zoom Video Communications, Inc.
Crowdstrike Holdings, Inc.	Okta, Inc.	Twilio Inc
DocuSign, Inc.	Palo Alto Networks Inc	Twitter, Inc.
Dropbox, Inc.	ServiceNow Inc	Uber Technologies, Inc*
*	Companies marked with an asterisk were added to the peer group for 2021. No companies were removed from the 2020 peer group.
**	Formerly named Square, Inc.
The above compensation peer group for 2021 was approved by the compensation committee in December 2020, with input from our external compensation consultant.
As described above, compensation decisions are not based solely on competitive market data. Rather, the market data serves as one point of reference to aid in understanding the competitive market for executive positions in our industry. When making compensation decisions, the compensation committee does not specifically target compensation for our NEOs at a certain percentile of compensation data for other individuals with similar roles at the peer companies. Instead, the committee considers all of the data, including individual compensation data where available, as well as the many qualitative factors unique to each of our NEOs, including their responsibilities, qualifications, knowledge, performance, and marketability which are not adequately reflected in percentile-based data. In addition to publicly available compensation data, the committee may also review compensation survey data for the peer group and broader groups for supplemental, secondary reference.
The compensation committee reviews our compensation peer group at least annually and adjusts its composition as warranted, taking into account changes in our business and that of the companies in our peer group, as well as changes in our executives.
Compensation Elements for 2021
Base salaries. Consistent with our compensation philosophy and focus on long-term value creation, base salaries are not a major portion of the target total direct compensation for our NEOs. The compensation committee may adjust the base salaries of our NEOs as part of its annual executive compensation review and in the event of a promotion or significant change in responsibilities. In establishing base salary amounts and adjustments, the compensation committee generally considers the factors described above.
For 2021, after considering both the company’s and each NEO’s performance during the prior year as well as their expected future contributions, market data, and value and terms of unvested equity awards, the compensation committee maintained salaries at 2020 levels and did not make additional equity awards to our NEOs. The table below sets forth the base salaries for each of our NEOs as of December 31, 2021 (or, for Mr. Sharp, as of the date of his transition to an advisor role):
Named Executive Officer	Base Salary
Ben Silbermann	$197,100
Evan Sharp	$330,000
Christine Flores	$345,000
Todd Morgenfeld	$360,500
Naveen Gavini	$350,000
Long-term equity incentive compensation. Consistent with our compensation philosophy and focus on our long-term mission and value creation, the majority of our NEOs’ target total direct compensation has historically been delivered in the form of RSUs and RSAs vesting over four or five years. In establishing the amount and terms of these awards, the compensation committee generally considers the factors described above under the Compensation-Setting Process. NEOs may receive larger awards upon hire or in connection with a promotion or significant change in responsibilities, and do not necessarily receive awards every year.
In consideration of the company’s and each NEO’s performance during 2020 and the unrealized value and terms of unvested equity awards, the compensation committee did not grant new equity awards to NEOs in 2021. The amounts reflected as “Stock Awards” for 2021 in the 2021 Summary Compensation Table below are a result of an accounting modification of Mr. Sharp's unvested equity awards in connection with his transition to an advisor and accounting modification in connection with certain amendments to the executive severance agreements we made for executive officers (except Ben Silbermann and Evan Sharp) as described in “Post-Employment Compensation Arrangements.”
Benefits. Our named executive officers are eligible to participate in the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include medical and dental insurance, life insurance, short- and long-term disability insurance and commuter benefits. In addition, we maintain a Section 401(k) savings plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis by deferring eligible compensation up to certain limits as set forth in the Internal Revenue Code. We make matching contributions to the Section 401(k) plan. In addition, we have the ability to make discretionary cash contributions to the Section 401(k) plan, though we did not do so in 2021. Participants are immediately fully vested in both their own contributions and any company contributions. In structuring these benefit programs, we seek to provide an aggregate level of benefits that is comparable to those provided by similarly situated companies. We do not provide any non-qualified deferred compensation benefits and do not have any defined benefit pension or supplemental executive retirement plans.
Perquisites and other personal benefits. We do not view perquisites or other personal benefits as important to achieving our compensation objectives. Accordingly, we maintain a general benefits program for all employees and do not provide perquisites or other personal benefits to our executive officers except where we believe it is appropriate to achieve our compensation objectives and to assist our executive officers in the performance of their duties. During 2021, our named executive officers did not receive any perquisites or other personal benefits, except for benefits that are generally available to all our employees.
Post-Employment Compensation Arrangements
What we do. We have entered into executive severance and change in control agreements with each of our named executive officers. These agreements provide severance payments and, except for Ben Silbermann and Evan Sharp, partial vesting in equity if the named executive officer’s employment is terminated without cause as well as “double-trigger” change in control payments and full vesting of equity in the event that the named executive officer’s employment is terminated without cause or the executive resigns for good reason within a specified period before and after a change in control of the company. We do not provide any of our named executive officers with a “gross-up” or other reimbursement payment for any tax liability as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.
Why we do it. We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executives as well as facilitating their transition from the company when appropriate. These severance arrangements are designed to provide reasonable compensation to executives who leave the company under certain circumstances to facilitate their transition to new employment. In addition, they are designed to align the interests of our named executive officers and our stockholders in the event of a potential change in control of the company by helping our executives maintain focus on pursuing corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. We seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation.
In December 2021, to improve Pinterest’s ability to attract and retain highly qualified executives as well as facilitate their transition from the company when appropriate, the compensation committee approved changes to the executive severance and change in control agreement for our named executive officers, except for Ben Silbermann and Evan Sharp, as described below. The CEO remains eligible for the severance benefits under his original agreement. In addition, Evan Sharp remains eligible under his original agreement for accelerated vesting in equity only upon a qualifying termination connected to a change in control in recognition of his continued service as an advisor and board member.
•
For a termination without cause not connected to a change in control, the cash severance payment was increased from 6 to a maximum of 24 months of salary and cost of health benefits continuation declining to a minimum of 12 months for each month of service. Since each of our NEOs has been an employee of Pinterest over 12 months, they would be entitled to 12 months of salary and cost of health benefits continuation coverage. The equity benefit was increased from none to vesting in equity that would otherwise have vested had the executive remained employed for 12 months following termination.

•
For termination without cause or good reason following a change in control (“double trigger”), the cash severance payment was increased from 6 to 12 months of salary and cost of health benefits continuation coverage. There was no change for the equity treatment.

The compensation committee does not consider the specific amounts payable under these post-employment compensation arrangements when establishing the annual compensation of our named executive officers. We believe, however, that these arrangements are an important component of competitive compensation packages. For a description of the terms of these agreements, as well as an estimate of the potential payments payable under these agreements, see “Potential Payments upon Termination or Change in Control” below.
Roles and Responsibilities
Role of our compensation committee. The compensation committee performs the responsibilities of the board relating to the compensation of directors and employees, including executive officers. The compensation committee has overall responsibility for reviewing our compensation philosophy and strategy, overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO as well as our other executive officers. The compensation committee also oversees management of risks for succession planning and compensation; and evaluates the company’s programs and practices relating to talent and leadership development and management, including matters relating to the attraction, development and retention of a diverse and talented workforce. The compensation committee operates pursuant to a written charter, which is available on our website (see the first page of this proxy statement).
Role of our chief executive officer. In discharging its responsibilities, the compensation committee works with members of our management, including our CEO. Management assists the compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s recommendations with respect to adjustments to base salaries, long-term equity incentive compensation opportunities, program structures, and other compensation-related matters for our named executive officers (other than with respect to his own compensation) and considers his recommendations as one of the factors in determining compensation. Our CEO recuses himself from all discussions and recommendations regarding his own compensation and is not present when his compensation is discussed.
Role of our compensation consultant. Pursuant to its charter, the compensation committee has the authority to retain the services of external compensation advisors, as it determines in its sole discretion, including compensation consultants and legal, accounting, and other advisors. The compensation committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the compensation committee or the chair of the committee. We continued to engage Compensia, Inc. as the executive compensation consultant for the compensation committee after evaluating that firm’s independence pursuant to applicable SEC and NYSE rules and determining that Compensia’s work did not give rise to any conflict of interest. Compensia did not provide any services to us other than advice and support with respect to executive and director compensation, including: the levels of overall compensation and each element of compensation for our executives; peer group selection and data collection; market trends for executive and director compensation; equity compensation; a risk assessment of our compensation programs; and input on this Compensation Discussion and Analysis.
Other Compensation Policies and Practices
Employment arrangements. Although our named executive officers are employed “at-will” and their employment can be terminated at any time for any reason with or without cause, we have entered into employment agreements or offer letters with each of our named executive officers to establish an initial base salary and eligibility to participate in our employee benefit programs.
Anti-hedging and pledging policies. Under our insider trading policy, our employees, including our executive officers, and non-employee directors are prohibited from the following transactions: entering into hedging or monetizing transactions or similar arrangements with respect to our securities, including collars, equity swaps, exchange funds and forward contracts; holding our securities in a margin account or pledging our securities as collateral for a loan, unless approved in advance; short selling our securities; and engaging in any transaction in publicly traded options in our securities, including puts or calls or other derivative securities.
Compensation risk considerations. The compensation committee has reviewed our compensation policies and practices, in consultation with its external compensation consultant, to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies, and practices, including the mix of fixed vs. variable and short- vs. long-term compensation, overall pay and incentive structures, the risk mitigating features built into our programs, and the independent board oversight of our programs, the compensation committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company as a whole.
Tax deductibility considerations. Section 162(m) of the Internal Revenue Code generally disallows public companies to take a tax deduction for U.S. federal income tax purposes for compensation in excess of $1 million paid in a year to a covered employee. Once an individual has been determined to be a covered employee, the deduction limitation applies indefinitely. While Pinterest is not subject to Section 162(m) under transition rules for newly public companies, in approving the amount and form of compensation for our named executive officers, the compensation committee considers all elements of the cost of providing such compensation, including the potential impact of Section 162(m) in the future. However, the compensation committee believes that our stockholders’ interests are best served by retaining flexibility to award compensation that may result in non-deductible compensation expense. Therefore, the compensation committee has the discretion to pay compensation that is not deductible by virtue of the deduction limit of Section 162(m).
Accounting considerations. In approving the amount and form of compensation for our named executive officers, the compensation committee considers the impact of FASB ASC Topic 718, which requires us to measure and recognize the compensation expense for all share-based payment awards made to our employees and directors, including RSUs and RSAs that may be settled for shares of our Class A and Class B common stock, based on the grant date fair value of these awards.
Compensation Committee Report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on their review and discussion, the compensation committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the company’s 2021 annual report on Form 10-K.
Members of the Compensation Committee
Leslie Kilgore (Chair)
Gokul Rajaram
Andrea Wishom

Compensation Tables
Summary Compensation
The following table shows the compensation awarded or paid to, or earned by, our named executive officers for 2021, 2020 and 2019, as applicable, in accordance with the SEC’s rules for public companies.
2021 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Benjamin Silbermann Co-Founder, President & CEO	2021	197,100	—	—	2,000	199,100
	2020	197,100	—	—	2,000	199,100
	2019	197,100	—	45,745,013	280,000(3)	46,222,113
Evan Sharp Co-Founder, Former Chief Creative & Design Officer	2021	261,250	—	40,816,438(4)	2,000	41,079,688
	2020	330,000	—	—	2,000	332,000
	2019	330,000	—	45,745,013	—	46,075,013
Christine Flores General Counsel and Corporate Secretary	2021	345,000	—	774,752(5)	2,000	1,121,752
	2020	345,000	—	4,440,772	2,000	4,787,772
	2019	345,000	—	—	—	345,000
Todd Morgenfeld Chief Financial Officer & Head of Business Operations	2021	360,500	—	1,650,351(5)	2,000	2,012,851
	2020	360,500	—	10,611,517	2,000	10,974,017
	2019	360,500	—	—	—	360,500
Naveen Gavini(6) Senior Vice President of Products	2021	330,114	—	1,033,313(5)	2,000	1,365,427
(1)
Unless otherwise noted, reported amounts represent the aggregate grant date fair value of RSAs and RSUs granted during the years shown, as computed in accordance with FASB ASC Topic 718. See Notes to Consolidated Financial Statements included in our 2021 annual report on Form 10-K for the assumptions used in calculating the grant date fair value. These amounts do not reflect the actual economic value that may be realized from such awards.

(2)	Reflects matching 401(k) contributions unless otherwise noted.
(3)	Reflects Hart-Scott-Rodino Act filing fees paid on Mr. Silbermann’s behalf in connection with his Pinterest stock ownership.
(4)
Mr. Sharp resigned from his position as the Chief Design and Creative Officer of Pinterest, effective as of October 15, 2021, and currently serves as an advisor to Pinterest through the date of Pinterest’s 2024 annual meeting of stockholder pursuant to a consulting agreement dated October 13, 2021. Mr. Sharp's transition resulted in a modification of his RSU award granted prior to our IPO in 2019 for accounting purposes. The amount represents the aggregate incremental fair value of his modified award as computed in accordance with FASB ASC Topic 718 and does not reflect a new equity grant.

(5)
The compensation committee approved an amended and restated executive severance and change in control agreement (the “Amended and Restated Severance Agreement”) on December 15, 2021 for executive officers except Ben Silbermann. The Amended and Restated Severance Agreement resulted in modifications of outstanding RSU and RSA awards for Todd Morgenfeld, Christine Flores and Naveen Gavini. The amounts represent the aggregate incremental fair value of their modified awards as computed in accordance with FASB ASC Topic 718 and do not reflect new equity grants. See “Potential Payments upon Termination of Change in Control” below for additional details.

(6)	In accordance with SEC rules, we have omitted 2020 and 2019 compensation for Mr. Gavini because he was designated an executive officer in 2021.

Grants of Plan-Based Awards
The Company did not grant stock or other plan-based awards to our named executive officers in 2021. The following table shows certain information regarding accounting modifications during 2021 of previously granted equity awards
2021 Grants of Plan-Based Awards Table
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards($)
Benjamin Silbermann	—	—	—
Evan Sharp	10/12/2021	—	40,816,438(1)
Christine Flores	12/15/2021	—	774,750(2)
Todd Morgenfeld	12/15/2021	—	1,650,348(2)
Naveen Gavini	12/15/2021	—	1,033,740(2)
(1)
The amount represents the aggregate incremental fair value related to the modification of Mr. Sharp’s outstanding RSU award for accounting purposes and does not reflect a new equity grant as explained in footnote 4 of the 2021 Summary Compensation Table above.

(2)
The amount represents the aggregate incremental fair value of modified awards in connection with the Amended and Restated Severance Agreement for accounting purposes and does not reflect a new equity grant as explained in footnote 5 of the 2021 Summary Compensation Table above.

Outstanding Equity Awards
The following table shows certain information with respect to the outstanding equity awards held by our named executive officers as of December 31, 2021. The vesting schedule applicable to each outstanding equity award is described in the footnotes to the table. For information with respect to the vesting acceleration provisions applicable to the equity awards held by our named executive officers, see “Potential Payments upon Termination or Change in Control” below.
Outstanding Equity Awards at Fiscal 2021 Year-End Table
Name	Grant Date	Option Awards(1)				Stock Awards(1)
		Number of Securities Underlying Unexercised Options		Exercise Price Per Share ($)	Expiration Date	Shares or Units of Stock That Have Not Vested
		Exercisable	Unexercisable			Number(2)	Market Value(3) ($)
Benjamin Silbermann	4/25/13	3,971,112	—	1.878	4/25/23	—	—
	3/21/19(4)	—	—	—	—	1,166,667	42,408,345
Evan Sharp	6/20/12	769,908	—	0.574	6/20/22	—	—
	1/16/15	1,756,336	—	4.416	1/16/25	—	—
	3/21/19(5)	—	—	—	—	1,166,667	42,408,345
Christine Flores	8/1/18(6)	—	—	—	—	233,332	8,481,618
	4/7/20(7)	—	—	—	—	294,872	10,718,597
Todd Morgenfeld	8/1/18(8)	—	—	—	—	466,664	16,963,236
	4/7/20(9)	—	—	—	—	641,025	23,301,259
Naveen Gavini	4/30/18(10)	—	—	—	—	6,250	227,188
	10/27/18(11)	—	—	—	—	3,123	113,521
	2/5/19(12)	—	—	—	—	25,000	908,750
	3/28/19(13)	—	—	—	—	15,625	567,969
	4/7/20(14)	—	—	—	—	463,953	16,864,692
(1)
All of the outstanding equity awards reported in this table were granted under either the 2009 Stock Plan (in the case of awards granted pre-IPO) or the 2019 Omnibus Incentive Plan (in the case of awards granted since our IPO). RSUs granted under the 2009 Stock Plan will be settled in shares of our Class B common stock. RSUs granted under the 2019 Omnibus Incentive Plan will be settled in shares of our Class A common stock and RSAs granted under the 2019 Omnibus Incentive Plan represent restricted shares of our Class A common stock.

(2)
Awards granted prior to our IPO in April 2019 had vesting conditions that required satisfaction of both (i) a service-based vesting condition; and (ii) a liquidity-based vesting condition. The liquidity-based vesting condition was satisfied in connection with our IPO. The schedule associated with the service-based vesting condition varies for each grant of RSUs and RSAs as described below and is subject to the recipient’s continued service with the company through each such date.

(3)	Based on the closing price of our Class A common stock of $36.35 per share as of December 31, 2021.
(4)
The award provides that the service-based vesting condition will be satisfied for 5% of the total number of RSUs at the end of each three-month period during the five-year period commencing on April 20, 2019 and ending on April 20, 2024.

(5)
The award provides that the service-based vesting condition will be satisfied for 5% of the total number of RSUs at the end of each three-month period during the five-year period commencing on April 20, 2019 and ending on April 20, 2024.

(6)
The award provides that the service-based vesting condition will be satisfied for (i) 2.5% of the total number of RSUs at the end of each three-month period during the two-year period commencing on December 20, 2018 and ending on December 20, 2020; and (ii) 10% of the total number of RSUs at the end of each three-month period during the two-year period commencing on December 20, 2020 and ending on December 20, 2022.

(7)
The award provides that the service-based vesting condition will be satisfied for 20% of the total number of RSAs at the end of each three-month period during the 15-month period commencing on December 20, 2022 and ending on March 20, 2024.

(8)
The award provides that the service-based vesting condition will be satisfied for (i) 2.5% of the total number of RSUs at the end of each three-month period during the two-year period commencing on December 20, 2018 and ending on December 20, 2020; and (ii) 10% of the total number of RSUs at the end of each three-month period occurring during the two-year period commencing on December 20, 2020 and ending on December 20, 2022.

(9)
The award provides that the service-based vesting condition will be satisfied for (i) 3% of the total number of RSAs at the end of each three-month period during the nine-month period commencing on March 20, 2020 and ending on December 20, 2020; and (ii) 18.2% of the total number of RSAs at the end of each three-month period during the 15-month period commencing on December 20, 2022 and ending on March 20, 2024.

(10)
The award provides that the service-based vesting condition will be satisfied for 6.25% of the total number of RSUs at the end of each three-month period during the four-year period commencing on March 20, 2018 and ending on March 20, 2022.

(11)
The award provides that the service-based vesting condition will be satisfied for 6.25% of the total number of RSUs at the end of each three-month period during the four-year period commencing on September 20, 2018 and ending on September 20, 2022.

(12)
The award provides that the service-based vesting condition will be satisfied for 6.25% of the total number of RSUs at the end of each three-month period during the four-year period commencing on December 20, 2018 and ending on December 20, 2022.

(13)
The award provides that the service-based vesting condition will be satisfied for 6.25% of the total number of RSUs at the end of each three-month period during the four-year period commencing on March 20, 2019 and ending on March 20, 2023.

(14)
The award provides that the service-based vesting condition will be satisfied for (i) 4.37% of the total number of RSAs on June 20, 2020; (ii) 4.7% of the total number of RSAs at the end of each three-month period during the nine-month period commencing on June 20, 2020 and ending on March 20, 2021; (iii) 5.5% of the total number of RSAs at the end of each three-month period during the 12-month period commencing on March 20, 2021 and ending on March 20, 2022; (iv) 6.47% of the total number of RSAs at the end of each three-month period during the six-month period commencing on March 20, 2022 and ending on September 20, 2022; (v) 6.63% of the total number of RSAs on December 20, 2022; (vi) 7.6% of the total number of RSAs on March 20, 2023; and (vii) 8.09% of the total number of RSAs at the end of each three-month period during the 12-month period commencing on March 20, 2023 and ending on March 20, 2024.

Option Exercises and Stock Vested
The following table shows information regarding the number and value of shares of common stock acquired during 2021 by our named executive officers from the vesting of RSUs and RSAs and exercise of stock options.
2021 Option Exercises and Stock Vested Table
Name	Option Award Exercises		Stock Award Vestings
	Shares Acquired (#)	Value Realized ($)(1)	Shares Acquired (#)	Value Realized ($)(2)
Benjamin Silbermann	1,222,167	87,516,327	466,667	32,441,520
Evan Sharp	—	—	466,667	32,441,520
Christine Flores	—	—	306,248	19,103,748
Todd Morgenfeld	—	—	466,664	27,471,343
Naveen Gavini	—	—	223,111	13,126,901
(1)	The value realized on exercise is the difference between the closing price of our Class A common stock on the date of exercise minus the exercise price.
(2)	The value realized on vesting is based on the closing price of our Class A common stock on the vesting date, or if such date was not a trading day, on the immediately preceding trading day.
Potential Payments upon Termination or Change in Control
On December 15, 2021, an amended and restated executive severance and change in control agreement was approved for certain of our executive officers, including Todd Morgenfeld, Christine Flores and Naveen Gavini. These agreements were updated to improve Pinterest’s ability to attract and retain executive talent and facilitate executive talent transitions. Ben Silberman remains eligible for the severance benefits under his original agreement and Evan Sharp remains eligible for accelerated vesting in equity only upon a qualifying termination connected to a change in control.
The payments and benefits under these agreements are described in more detail and quantified below. All of the payments and benefits provided under these agreements are subject to the named executive officer’s execution of a general release of claims against the company and continued adherence to the terms of a confidential information and invention assignment agreement with the company.
In addition to the above, the 2019 Omnibus Incentive Plan provides that in the event of termination upon death or disability, any employee who holds stock options or his or her beneficiary (in the event of death) may exercise any outstanding vested stock options at any time as follows: (i) in the event of disability, during six months following termination; and (ii) in the event of death, during 12 months following death or if earlier, termination.
Termination without cause not involving a change in control. In the event of a termination without cause that is not in connection with a change of control, Mr. Silbermann would receive a lump sum cash payment of 6 months of base salary and 6 months of health benefits continuation, and the other NEOs (excluding Mr. Sharp) would receive a lump sum cash payment equal to a maximum of 24 months of salary and 24 months of health benefits continuation (which is reduced by one month for each month of service with us to a minimum of 12 months).
Evan Sharp is not eligible for cash payments or benefits in the event of a termination without cause that is not in connection with a change of control.

Additionally, upon such a termination, each NEO, other than Mr. Silbermann and Mr. Sharp, will vest in the portion of each outstanding equity award that would otherwise have vested during the 12-month period following such termination.
Involuntary termination involving a change in control. In the event of a termination without cause or a resignation with good reason, in each case, within 90 days prior to or one year following a change in control of the company, Mr. Silbermann would receive a lump sum cash payment of 12 months of base salary and 12 months of health benefits continuation, and the other NEOs (excluding Mr. Sharp) would receive a lump sum cash payment equal to a maximum of 24 months of salary and 24 months of health benefits continuation (which is reduced by one month for each month of service with us to a minimum of 12 months).
Evan Sharp is not eligible for cash payments or benefits in the event of a double trigger termination.
Additionally, upon such a termination, each NEO, including Mr. Silbermann and Mr. Sharp, will fully vest in all outstanding equity awards. Separately, upon a change in control of the company, in the event that a named executive officer’s equity awards are not assumed, substituted or otherwise continued or replaced with similar equity awards, such awards will vest in full regardless of whether the officer terminates employment.
These payments and acceleration of vesting are subject to a “best net after-tax” provision to reduce the amounts paid in the event that they would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Internal Revenue Code.
Definitions. For purposes of these agreements:
•
“Cause” means any of the following: (i) executive fails to perform his or her duties and responsibilities; (ii) an act of dishonesty or misrepresentation that would cause serious injury, including reputational harm, to the company; (iii) executive’s unauthorized use or disclosure of any proprietary information or trade secrets; (iv) executive commits a material breach of any written agreement between executive and the company; (v) executive fails to comply with written policies or rules; (vi) executive willfully refuses to implement or follow a directive from supervisor; (vii) executive fails to perform the essential job duties associated with the position; (viii) executive’s intentional violation of any law or regulation; (ix) executive’s conviction of a felony, another crime involving moral turpitude or any crime (whether or not a felony) against the company; or (x) executive’s failure to comply with any reasonable investigation or formal proceeding.

•
“Good Reason” means any of the following: (i) a material reduction in executive’s duties in effect immediately prior to the reduction, but the following are not material reductions: (x) a change of title alone, (y) any change made due to a Change in Control (as defined below), and (z) not being nominated to the board; (ii) a change in office location which increases the executive’s one-way commute by more than 35 miles; or (iii) executive’s base salary is reduced by more than ten percent.

•
“Change in Control” means any of the following: (i) an acquirer owns more than 50% of the company’s stock; (ii) a merger or business combination; (iii) a majority of the board is replaced during a 12-month period by directors who are not supported by the existing board; or (iv) an acquiror acquires all or almost all of the company’s assets. A transaction shall not constitute a Change in Control if (x) its only purpose is to change the state of the company’s incorporation; and (y) the conversion of class B common stock into class A common stock resulted in an entity or person holding more than 50% of the total voting power of the company.

Estimated payments as of December 31, 2021. The following table presents the estimated payments that each of our named executive officers would have been entitled to receive under these agreements assuming that a termination of employment and, where applicable, a change in control of the company had occurred as of December 31, 2021 and based on the closing price per share of our Class A common stock on the last trading day of the year ($36.35 on December 31, 2021). Amounts actually received if any of the named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the company’s stock price, and any changes to our benefit arrangements and policies. Amounts shown do not include: (i) benefits earned during the term of the named executive officer’s employment that are available to all benefit-eligible salaried employees; and (ii) the value of vested equity awards that the named executive officer is entitled to regardless of whether employment is terminated.
2021 Potential Termination Payments Table
Name	Benefit	Termination Without Cause ($)	Termination Without Cause or for Good Reason in connection with Change in Control ($)
Benjamin Silbermann	Lump sum severance payment(1)	115,831	231,663
	Value of accelerated RSUs and RSAs(2)	—	42,408,345
	Total	115,831	42,640,008
Evan Sharp	Lump sum severance payment(1)	—	—
	Value of accelerated RSUs and RSAs(2)	—	42,408,345
	Total	—	42,408,345
Christine Flores	Lump sum severance payment(1)	356,525	356,525
	Value of accelerated RSUs and RSAs(2)	8,481,618	19,200,215
	Total	8,838,143	19,556,740
Todd Morgenfeld	Lump sum severance payment(1)	391,977	391,977
	Value of accelerated RSUs and RSAs(2)	16,963,236	40,264,495
	Total	17,355,213	40,656,472
Naveen Gavini	Lump sum severance payment(1)	350,487	350,487
	Value of accelerated RSUs and RSAs(2)	8,208,448	18,682,119
	Total	8,558,935	19,032,606
(1)
Reported amounts are based on the 2021 base salary of each named executive officer and include the estimated cost of health insurance continuation coverage (paid in lump sum if the NEO elects such coverage) as of the end of the last fiscal year and the severance period specified in the Executive Severance & Change in Control Agreement.

(2)
Reported amounts are based on (i) in the event of a termination without cause, the number of unvested RSUs and RSAs scheduled to vest within the following 12 months and (ii) in the event of a double trigger termination, the total number of unvested RSUs and RSAs as of the end of the last fiscal year, in each case, multiplied by the closing price per share of our Class A common stock on the last trading day of the year. The value set forth in the event of a double trigger termination is the same value that would apply in the event of a change in control of the company where the awards are not assumed or substituted (as described above).

Evan Sharp Consulting Agreement. In connection with his transition to an advisor, on October 15, 2021, we entered into a consulting agreement with Mr. Sharp, which provides for a term extending to our 2024 annual meeting of stockholders. The consulting agreement provides for continued vesting in his outstanding equity awards, subject to his continued service as an advisor, and does not provide for any additional compensation. After October 15, 2022, either party may terminate the agreement upon 30 days’ written notice. Mr. Sharp is not eligible for severance in the event of such a termination by the company; however, Evan Sharp does remain eligible for equity acceleration under his original severance and change in control agreement.
CEO PAY RATIO
The following table presents the ratio of the total compensation of our CEO to that of our median employee for the year ended December 31, 2021.
Chief Executive Officer total compensation	199,100
Median Employee total compensation	284,887
Ratio of Chief Executive Officer to Median Employee total compensation	0.7 to 1.0
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
To identify the median employee, we analyzed the compensation of all of our employees, excluding our CEO, whether employed on a full-time, part-time, temporary or seasonal basis as of December 31, 2021. We did not include any contractors or other non-employee workers in our employee population.

To identify the median employee, we used a consistently applied compensation measure consisting of the sum of base salary rate, actual bonus and the grant date fair value of equity awards granted during the 12-month period from January 1, 2021 through December 31, 2021 for all applicable employees as described above. In the case of non-U.S. employees, payments not made in U.S. dollars were converted to U.S. dollars using the average applicable currency exchange rates for the month of December 2021.
Using the methodology described above, the median employee we identified is a full-time employee based in the United States. We calculated the total compensation for the median employee using the same methodology used to report the total compensation of our named executive officers in the 2021 Summary Compensation Table.
The total compensation for our median employee was then compared to the total compensation of our CEO as reported in the “Total” column of our 2021 Summary Compensation Table in this Proxy Statement to determine the pay ratio.
Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio may not be comparable to the pay ratio reported by other companies.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021, with respect to the shares of our common stock that may be issued under our 2009 Stock Plan and 2019 Omnibus Incentive Plan.
Plan Category	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Plans approved by security holders(1)	52,398,841(2)	3.20(3)	126,949,622(4)
Plans not approved by security holders	—	—	—
(1)
The 2019 Omnibus Incentive Plan provides that the number of shares reserved and available for issuance under the 2019 Omnibus Incentive Plan will automatically increase on each January 1, commencing on January 1, 2020 through and including January 1, 2029, in an amount equal to 5% of the total number of shares of Class A and Class B common stock outstanding on the immediately preceding December 31.

(2)
Includes 11,468,345 shares of Class B common stock issuable upon vesting of RSUs awarded under our 2009 Stock Plan and 15,505,044 shares of Class B common stock issuable upon exercise of outstanding options granted under our 2009 Stock Plan. Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any transfer, whether or not for value, except certain transfers to entities, including certain charities and foundations, to the extent the transferor retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock, and certain other transfers described in our amended and restated certificate of incorporation. Upon the death or permanent incapacity of each holder of Class B common stock who is a natural person, the Class B common stock held by that person or his or her permitted estate planning entities will convert automatically into Class A common stock. However, shares of Class B common stock held by Benjamin Silbermann or his permitted estate planning entities or other permitted transferees will not convert automatically into Class A common stock until a time that is between 90 and 540 days after his death or permanent incapacity, as determined by the board of directors. In addition, all shares of Class B common stock will automatically convert into shares of Class A common stock on (i) the seven-year anniversary of the closing date of this offering, except with respect to shares of Class B common stock held by any holder that continues to beneficially own at least 50% of the number of shares of Class B common stock that such holder beneficially owned immediately prior to completion of this offering; and (ii) a date that is between 90 and 540 days, as determined by the board of directors, after the death or permanent incapacity of Mr. Silbermann. Includes 22,854,437 shares of Class A common stock issuable upon vesting of RSUs and 1,935,122 shares of Class A common stock issuable upon vesting of RSAs awarded under our 2019 Omnibus Incentive Plan as well as 635,893 shares of Class A common stock issuable upon exercise of outstanding options granted under our 2019 Omnibus Incentive Plan.

(3)	Excludes RSAs and RSUs as they have no exercise price.
(4)	Reflects shares available for future issuance under the 2019 Omnibus Incentive Plan (excluding shares underlying outstanding awards).

OTHER MATTERS
Executive Officers
The following table sets forth information for our executive officers as of March 30, 2022. Our executive officers are appointed by and serve at the discretion of the board, and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Benjamin Silbermann*	39	Co-Founder, Chairman, President & Chief Executive Officer
Christine Flores	47	General Counsel & Corporate Secretary
Naveen Gavini	34	Senior Vice President, Head of Products
Todd Morgenfeld	50	Chief Financial Officer and Head of Business Operations
*	See “Our Board of Directors” for the background for Mr. Silbermann.
Christine Flores has served as our General Counsel and Corporate Secretary since May 2017. Prior to joining Pinterest, Ms. Flores served at Google, a technology company, from 2007 to 2017, most recently as Vice President of Legal. Previously, she was an attorney at law firms, including Proskauer Rose LLP and Skadden, Arps, Slate, Meagher & Flom LLP, where she advised public and private companies on a wide range of transactional matters. Ms. Flores holds a Juris Doctor and Bachelor of Arts from the University of Southern California.
Naveen Gavini has served as our Senior Vice President, Head of Products since April 2020. In his role, he oversees all design and product efforts for both consumer and advertiser products. Prior to this role, he led the design and engineering functions. Prior to joining Pinterest in 2012, he worked at Yahoo! Inc., a web services provider. He currently serves on the board of TextNow, Inc. He holds a Bachelor of Science degree in Computer Science and Engineering from Rutgers University.
Todd Morgenfeld has served as our Chief Financial Officer since November 2016. In May 2020, he assumed the role of Head of Business Operations as well. Prior to joining Pinterest, he served as Vice President of Finance at Twitter, Inc., a social networking company, from 2015 to 2016 and Treasurer and Senior Vice President of Corporate Development and Corporate Financial Analytics at Hewlett-Packard Company, a multinational information technology company, from 2013 to 2015. He served as an investment partner at Silver Lake, a private equity firm, from 2004 to 2013. He currently serves on the board of Urban Outfitters, Inc. Mr. Morgenfeld holds a Master of Business Administration from Stanford Graduate School of Business and a Bachelor of Science from the United States Military Academy, where he graduated first in his class.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and Class B common stock as of March 31, 2022, by: (i) each director and nominee for director; (ii) each named executive officer; (iii) all current executive officers and directors as a group; and (iv) each person or group known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock. We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote (or direct the voting) or to dispose (or direct the disposition) of such securities or has the right to acquire these powers within 60 days. Unless otherwise indicated, and subject to community property laws where applicable, based on the information available to us, the company believes that each of the stockholders named in the table has sole voting and investment power over the reported shares. Unless otherwise indicated, the address for each stockholder is c/o Pinterest at the company’s address set forth on the first page of this proxy statement.
Applicable percentages are based on 573,584,856 shares of Class A common stock and 88,669,555 shares of Class B common stock outstanding as of March 31, 2022, adjusted as required by SEC rules. We have deemed shares of our Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person only. We have deemed shares of our Class A common stock and of our Class B common stock subject to RSUs that are expected to become vested within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person only.
The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock. Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class, with each share of our Class A common stock entitled to one vote per share and each share of our Class B common stock entitled to 20 votes per share. The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may be otherwise required by law or our amended and restated certificate of incorporation.

The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Class A Common Stock		Class B Common Stock		% of Total Voting Power
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class
Named Executive Officers and Directors
Benjamin Silbermann (1)	—	—	43,656,070	49.23	37.20
Evan Sharp (2)	—	—	4,631,073	5.22	3.95
Christine Flores (3)	—	—	55,972	*	*
Naveen Gavini (4)	115,817	*	—	—	*
Todd Morgenfeld (5)	—	*	—	—	*
Jeffrey Jordan (6)	271,307	*	—	—	*
Lesley Kilgore (7)	40,767	*	6,838	—	*
Jeremy Levine (8)	1,177,511	*	—	—	*
Gokul Rajaram (9)	34,572	*	—	—	*
Fredric Reynolds (10)	67,092	*	100,000	*	*
Salaam Coleman Smith (11)	6,242	—	—	—	—
Andrea Wishom (12)	7,805	—	—	—	—
All directors and executive officers as a group (13)	1,721,113	*	48,449,953	54.64	41.36
Other 5% Stockholders
Paul Sciarra (14)	26	*	38,442,589	43.35	32.76
The Vanguard Group (15)	49,170,184	8.57	—	—	2.10
T.Rowe Price (16)	32,359,618	5.64	—	—	1.38
*	Represents beneficial ownership or voting power of less than one percent
(1)
Includes (i) 651,403 shares of Class B common stock held by Benjamin Silbermann; (ii) 38,916,888 shares of Class B common stock held by Benjamin W. Silbermann and Divya Silbermann, as trustees of the Benjamin and Divya Silbermann Family Trust (the “Trust”); (iii) 3,971,112 shares of Class B common stock issuable upon exercise of outstanding stock options held by Mr. Silbermann; and (iv) 116,667 shares of Class B common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022. Mr. Silbermann and Ms. Silbermann have sole voting and dispositive power over the shares held by the Trust and may therefore be deemed to beneficially own such shares. Does not include 9,960,030 shares of Class B common stock held by an LLC that is owned by a trust, the beneficiaries of which include certain of Mr. Silbermann’s immediate family members. Mr. Silbermann does not have dispositive power or voting power over the shares held by the LLC and, as a result, Mr. Silbermann is deemed not to be a beneficial owner of the shares held by the LLC and such shares are not included in the table. In addition, Mr. Silbermann holds 933,334 unvested RSUs for which Mr. Silbermann does not have the right to acquire beneficial ownership of the underlying shares of Class B common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(2)
Includes (i) 332,156 shares of Class B common stock held by Evan Sharp; (ii) 2,526,244 shares of Class B common stock issuable upon exercise of outstanding stock options held by Evan Sharp; (iii) 1,002,371 shares of Class B common stock issuable upon exercise of outstanding stock options held by the Sharp Family Investments LLC Fund I; (iv) 509,900 shares of Class B common stock issuable upon exercise of outstanding stock options held by the Sharp Family Investments LLC Fund 2; (v) 143,735 shares of Class B common stock issuable upon exercise of outstanding stock options held by the Sharp Family Investments LLC Fund 3; and (vi) 116,667 shares of Class B common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2021. In addition, Mr. Sharp holds 933,334 unvested RSUs for which Mr. Sharp does not have the right to acquire beneficial ownership of the underlying shares of Class B common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(3)
Includes (i) 55,972 shares of Class B common stock. Ms. Flores also holds (i) 174,999 unvested RSUs for which Ms. Flores does not have the right to acquire beneficial ownership of the underlying shares of Class B common stock within 60 days of March 31, 2022; and (ii) 294,872 unvested RSAs for which Ms. Flores does not have the right to acquire beneficial ownership of the underlying shares of Class A common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(4)
Includes 115,817 shares of Class A common stock held by Mr. Gavini. Mr. Gavini also holds (i) 33,332 unvested RSUs for which Mr. Gavini does not have the right to acquire beneficial ownership of the underlying shares of Class A common stock within 60 days of March 31, 2022; and (ii) 424,716 unvested RSAs for which Mr. Gavini does not have the right to acquire beneficial ownership of the underlying shares of Class A common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(5)
Mr. Morgenfeld holds (i) 349,998 unvested RSUs for which Mr. Morgenfeld does not have the right to acquire beneficial ownership of the underlying shares of Class B common stock within 60 days of March 31, 2022; and (ii) 641,025 unvested RSAs for which Mr. Morgenfeld does not have the right to acquire beneficial ownership of the underlying shares of Class A common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(6)
Includes (i) 23,111 shares of Class A common stock held by Mr. Jordan; (ii) 244,215 shares of Class A common stock held by Jordan Family Revocable Trust; and (iii) 3,981 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022.

(7)
Includes (i) 3,981 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022; (ii) 36,786 shares of Class A common stock held by the JLK Family Legacy Trust, of which Ms. Kilgore is a trustee; and (iii) 6,838 shares of Class B common stock.

(8)
Includes (i) 1,173,530 shares of Class A common stock held by Mr. Levine; and (ii) 3,981 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022.

(9)
Represents (i) 26,634 shares of Class A common stock held by Mr. Rajaram; (ii) 3,957 shares of Class A common stock held by Gokul Rajaram & Tamara Lucero-Rajaram Trustees Rajaram Family Revocable Trust, of which Mr. Rajaram is a Trustee; and (iii) 3,981 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022. Mr. Rajaram holds 6,598 unvested RSUs for which he does not have the right to acquire beneficial ownership of the underlying shares of Class A common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(10)
Includes (i) 63,111 shares of Class A common stock held by Mr. Reynolds; (ii) 100,000 shares of Class B common stock held by Mr. Reynolds; and (iii) 3,981 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022.

(11)
Includes (i) 2,261 of Class A common stock held by Ms. Coleman; and (ii) 3,981 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022. Ms. Coleman also holds 4,524 unvested RSUs for which Ms. Coleman does not have the right to acquire beneficial ownership of the underlying shares of Class A common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(12)
Includes (i) 3,824 shares of Class A common stock held by Ms. Wishom; and (ii) 3,981 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022. Ms. Wishom also holds 7,650 unvested RSUs for which Ms. Wishom does not have the right to acquire beneficial ownership of the underlying shares of Class A common stock within 60 days of March 31, 2022 and therefore are not included in the table.

(13)
Consists of (i) 1,693,246 shares of Class A common stock owned directly and indirectly by our directors and executive officers; (ii) 40,062,257 shares of Class B common stock owned directly and indirectly by our directors and executive officers; (iii) 8,153,362 shares of Class B common stock issuable to our executive officers and directors under outstanding stock options; (iv) 233,334 shares of Class B common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022; and (v) 27,867 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 31, 2022. Excludes 2,391,665 unvested RSUs currently held by our executive officers and directors for which such persons do not have the right to acquire beneficial ownership of the underlying shares of Class B common stock and 52,104 unvested RSUs and 1,360,613 RSAs held by our executive officers and directors for which such persons do not have the right to acquire beneficial ownership of the underlying shares of Class A common stock, in each case within 60 days of March 31, 2022.

(14)
Based on information provided to us by Paul Sciarra, includes (i) 24,121,984 shares of Class B common stock held by Paul Cahill Sciarra, as Trustee of the Sciarra Management Trust; (ii) 6,355,155 shares of Class B common stock held by PCS Legacy LLC, a limited liability company the sole member of which is PCS Legacy Trust; and (iii) 7,965,450 shares of Class B common stock and 26 shares of Class A common stock held by PCS Remainder LLC, a limited liability company the sole member of which is PCS Remainder Trust. Mr. Sciarra has voting, investment and dispositive power over the shares held in Sciarra Management Trust and therefore may be deemed to be the beneficial owner of such shares. The PCS Legacy Trust, as the sole member of the PCS Legacy LLC, owns the shares held by PCS Legacy LLC, and the PCS Remainder Trust, as the sole member of the PCS Remainder LLC, owns the shares held by PCS Remainder LLC. Mr. Sciarra, in his capacity as the protector of each of the PCS Legacy Trust and the PCS Remainder Trust, has the authority to remove and replace the trustee of these trusts and as such may be deemed to have voting, investment and dispositive power over the shares held by these trusts through the respective LLCs. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust is 2951 Centerville Road, Suite 200, Wilmington, DE 19808. The address for the PCS Legacy LLC and PCS Remainder LLC is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

(15)
Based on the Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2022 reporting ownership of 49,170,184 shares of Class A common stock as of December 31, 2021 with shared voting power with respect to 540,109 shares, sole dispositive power with respect to 47,948,095 shares and shared dispositive power with respect to 1,222,089 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(16)
Based on the Schedule 13G/A filed with the SEC by T.Rowe Price Associates, Inc. on February 14, 2022 reporting ownership of 32,359,618 shares of Class A common stock as of December 31, 2021, with sole voting power with respect to 11,572,063 shares and sole dispositive power with respect to 32,359,618 shares. The address of T.Rowe Price Associates, Inc.. is 100 E. Pratt Street, Baltimore, Maryland 21202.

Related Party Transactions
Policies and procedures. Pursuant to our written related party transaction policy, the audit committee has the primary responsibility for reviewing and approving or ratifying related party transactions. A related party includes our directors, executive officers, beneficial owners of more than 5% of our voting securities, or any member of the immediate family or person sharing the household with the foregoing persons. A related party transaction is a current or proposed transaction, arrangement or relationship in which our company was, is or will be a participant and the amount involved exceeds or is expected to exceed $120,000 in any fiscal year and in which any related party has, had or will have a direct or indirect material interest.
The audit committee, while reviewing a related party transaction for approval or ratification, will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether it is at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction. If advance approval of a related party transaction is not feasible, the chair of the audit committee may approve the transaction and such transaction may be ratified by the audit committee in accordance with our written policy.
Related party transactions. Other than as described below, since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
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Employment arrangement. Ari Simon, our Head of Social Impact, is also employed by an organization wholly owned by Benjamin Silbermann, our president and chief executive officer, and his wife. Ari was previously a fixed term employee of Pinterest and in 2021 was converted to a regular part-time employee of Pinterest. His compensation for 2021 was comprised of a base salary of $240,000, a RSU grant with an initial value of $400,000 vesting quarterly over four years and is entitled to benefits similar to full-time Pinterest employees. For 2022, his base salary has been increased to $244,800 and he received a merit grant with an initial value of $300,000 vesting quarterly over four years.

•
Limitation of liability and indemnification for directors and officers. Our certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors except as otherwise required under Delaware law. In addition, our certificate of incorporation and bylaws as well as the indemnification agreements that we have entered into with our directors and officers provide for their indemnification to the fullest extent permitted by Delaware law, including payment of expenses in advance of resolution of any such matter. We also maintain standard policies of insurance under which, subject to the limitations of the policies, coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and (ii) to us with respect to payments which we may make to such officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

In addition, from time to time, we do business with other companies, including advertisers, affiliated with certain holders of our capital stock. We also believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.
Certain Legal Matters
For a description of stockholder derivative lawsuits involving certain executives and members of the board, refer to Note 7. Commitments and Contingencies to our consolidated financial statements in our 2021 Annual Report on Form 10-K available at https://investor.pinterestinc.com/financial-results/sec-filings.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during 2021, we believe that all required reports were timely filed, except that, due to administrative error the following forms were filed late:
•	one Form 3 to report Class A and Class B shares held by Naveen Gavini and one Form 4 to report a conversion of Class B to Class A shares for Naveen Gavini;
•	one Form 4 to report a conversion of Class B to Class A shares for Leslie Kilgore; and
•	one Form 4 to report three conversions of Class B to Class A shares for those shares pursuant to a Rule 10b5-1 trading plan for Evan Sharp.

Stockholder Proposals for the 2023 Annual Meeting
Proposals to be included in our proxy statement. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2023 annual meeting. To be eligible, your proposal must be received by our Corporate Secretary at the company’s address (see the first page of this proxy statement) no later than the close of business on December 14, 2022, and must otherwise comply with Rule 14a-8. While the board will consider stockholder proposals that we receive, we reserve the right to omit from our proxy statement stockholder proposals that do not satisfy applicable SEC rules.
Other proposals and director nominations to be presented at the 2023 annual meeting. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2023 annual meeting that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. Assuming that the 2023 annual meeting occurs within 30 days before or after the anniversary of the 2022 annual meeting, stockholders desiring to nominate a director or bring any other business before the stockholders at the 2023 annual meeting must notify our Corporate Secretary in writing not earlier than January 26, 2023, and not later than February 25, 2023. Such notice must set forth certain information specified in our bylaws. In addition to complying with the advance notice provisions above, a stockholder who intends to solicit proxies pursuant to Rule 14a-19 in support of nominees submitted under these advance notice provisions for our 2023 annual meeting must notify our Corporate Secretary in writing not later than the close of business on March 27, 2023. All stockholder proposals should be in writing and be submitted to the Corporate Secretary at the company’s address on the first page of this proxy statement. We advise you to review our bylaws, which set forth the requirements for the nomination of director candidates and the presentation of proposals by stockholders. Our bylaws can be found on our website at https://investor.pinterestinc.com/governance/governance-documents, or you may obtain a copy free of charge by contacting the Corporate Secretary at the company’s address on the first page of this proxy statement.

VOTING AND ANNUAL MEETING INFORMATION
Meeting Information
Why have these proxy materials been made available to me? These materials are available in connection with the board’s solicitation of proxies to be voted at the annual meeting. The annual meeting is being held to elect three Class III directors to hold office until the 2025 annual meeting (Proposal 1), ratify the selection of Ernst & Young as our independent auditor for 2022 (Proposal 2) and approve, in an advisory non-binding vote, the compensation of our named executive officers (Proposal 3). All stockholders who held shares of our common stock as of the close of business on the record date, March 30, 2022, are entitled to attend the annual meeting and to vote on the items of business outlined above. Whether or not you choose to attend the annual meeting, we urge you to vote your shares online as soon as possible so that your shares are represented at the annual meeting.
How can I attend the meeting? The annual meeting will be held exclusively online at www.virtualshareholdermeeting.com/PINS2022 on Thursday, May 26, 2022 at 8:00 a.m. Pacific Time. We invite all Pinterest stockholders as of the record date to attend the annual meeting. Through the virtual annual meeting format, you will be able to participate in the annual meeting online, vote your shares electronically and submit questions. We encourage you to access the annual meeting prior to the start time, and you should allow ample time to log in to the annual meeting webcast and test your computer audio system.
Stockholders of record as of the record date are entitled to participate in the annual meeting. To log in to the annual meeting, stockholders of record should go to the meeting website, enter the 16-digit control number included on your notice of internet availability of proxy materials or proxy card, and follow the instructions on the website.
If your shares are held in street name and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote those shares through www.proxyvote.com, then you may access and participate in the annual meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, and participate in the annual meeting.
Why a virtual meeting? We have adopted a virtual format to provide a consistent experience to all stockholders regardless of location, expand stockholder access to the annual meeting, achieve cost savings for stockholders and Pinterest, and reduce the environmental impact of the annual meeting. Hosting a virtual annual meeting enables increased stockholder attendance and participation since stockholders can participate from any geographic location with internet connectivity. We have structured the virtual format so that it offers the same participation opportunities that would be provided at an in-person annual meeting. In particular:
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You can submit questions in advance of and during the annual meeting. Our question and answer session will include questions submitted both in advance of and live during the annual meeting. If you are a stockholder of record, or hold shares in street name and your voting instruction form or notice of internet availability of proxy materials indicated you may vote through www.proxyvote.com, you may submit a question in advance of the annual meeting at www.proxyvote.com or during the annual meeting at www.virtualshareholdermeeting.com/PINS2022, in each case by logging in with your 16-digit control number. We plan to answer as many questions during the annual meeting as time permits. Information regarding the types of questions permitted will be available in the meeting rules of conduct, which will be posted on the virtual meeting website during the meeting.

•	Tech support will be available to facilitate your access to the annual meeting. We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the annual meeting on May 26, 2022. We will have technicians available to assist you. If you have difficulty accessing the annual meeting, please follow the instructions at the annual meeting website to connect with a technician via phone.
Following the annual meeting, we will make available a replay of the entire annual meeting on our investor relations website (see the first page of this proxy statement).
What constitutes a quorum? A quorum of stockholders is necessary to transact business at the annual meeting. A quorum exists if the holders of at least a majority of the voting power of the issued and outstanding shares entitled to vote are represented at the annual meeting, either by attending and voting at the annual meeting or by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum. If there is no quorum, either the chairperson of the annual meeting or the holders of a majority of the voting power of the shares represented at the annual meeting may adjourn the annual meeting to another date.
Voting Information
Who is eligible to vote? Only stockholders of record at the close of business on the record date are entitled to vote at the annual meeting. As of the record date, there were 573,584,856 shares of Class A common stock and 88,669,555 shares of Class B common stock outstanding and entitled to vote.
How many votes per share do I have? Our Class A common stock has one vote per share and our Class B common stock has twenty votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the annual meeting.
How can I vote? Your voting options depend on how you hold your shares. You may vote as follows if you are a stockholder of record as of the record date or if you hold your shares in street name and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote these shares through www.proxyvote.com:
•	At the annual meeting, by following the log in procedures described above and completing the online form during the annual meeting.
•	Before the annual meeting, online, by going to www.proxyvote.com and following the prompts.
Otherwise, stockholders who hold their shares in street name should follow the voting instructions received from their broker, bank or other agent. If you received a paper copy of the proxy materials, you may also vote by mail (by completing, signing and dating the enclosed proxy card or voting instruction card and returning it promptly in the envelope provided) or over the phone.
You can vote over the phone or online until 11:59 p.m., Eastern Time on the day before the annual meeting. If you vote by mail, your proxy or voting instruction card, as applicable, must be received by the day before the annual meeting. You may still attend and vote at the annual meeting even if you have already voted by proxy.
How can I change my vote? You can revoke your proxy at any time before the final vote at the annual meeting. You can also change your vote by attending and voting at the annual meeting. Please note that simply attending the annual meeting will not, by itself, revoke your proxy. In addition:
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If you are the beneficial owner, you can also change your vote or revoke your voting instruction by following the instructions provided by the broker, bank or other agent through which your shares are held.

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If you are the stockholder of record, you can also change your vote or revoke your proxy by submitting a subsequent proxy or by sending a timely written notice that you are revoking your proxy to the Corporate Secretary at the company’s address (see the first page of this proxy statement). Such notice will be considered timely if it is received by the day before the annual meeting.

Who will count the votes? Votes will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”), and the board has appointed Broadridge to serve as our independent inspector of election.
What if I am a record holder and I do not submit voting instructions? If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the board’s recommendations below. If you do not submit a proxy or vote at the annual meeting, your shares will not be voted.
What if I am a street-name holder and I do not submit voting instructions? You may instruct your broker, bank or other agent on how to vote your shares by following the instructions they provided with the proxy materials. If you do not do so, the firm has discretion to vote your shares only with respect to Proposal 2, which we expect be considered a “routine” matter under NYSE rules. Proposals 1 and 3 are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these proposals if you do not provide voting instructions. This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the annual meeting.
What vote is necessary to approve each proposal and what are the board’s recommendations? The following table sets forth the voting requirements for each proposal being voted on at the annual meeting and the board’s recommendations.
Proposal	Board Recommendation	Required Vote	Effect of
			Withholding / Abstentions	Broker Non- Votes
1. Election of directors	For each nominee	Plurality of votes cast (nominees that receive the most FOR votes will be elected)	No effect	Not counted as entitled to vote and so no effect
2. Ratification of selection of Ernst & Young	For	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter	Same as a vote AGAINST	Not applicable (brokers have voting discretion)
3. Advisory non-binding vote on the compensation of our named executive officers	For	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter	Same as a vote AGAINST	Not counted as entitled to vote and so no effect
Each nominee has consented to be a candidate and to serve if elected. Although the board has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the board may designate a substitute nominee or reduce the size of the board. If the board designates a substitute nominee, proxies will be voted for such substitute nominee(s).
What if other business comes before the annual meeting? We do not expect any other business to properly come before the annual meeting; however, if any other business should properly come before the annual meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment.
How can I find out the voting results? We will announce the preliminary voting results at the annual meeting. Final voting results will be published on a Form 8-K that we expect to file within four business days after the annual meeting.
Proxy Material Information
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a paper copy of the full set of proxy materials? In accordance with SEC rules, and in order to expedite our stockholders’ receipt of proxy materials, lower Pinterest’s costs and reduce the environmental impact of the annual meeting, we are making our proxy materials available to stockholders primarily over the internet. As a result, we are mailing a notice of the internet availability of the proxy materials to our stockholders instead of a paper copy of the full set of proxy materials. As explained in the notice, you can view our proxy materials and vote online by visiting www.proxyvote.com and having available the 16-digit control number contained in your notice. If you received a notice, you will not receive a printed copy of the proxy materials unless you request one by following the instructions provided in the notice.
Who pays the cost of the proxy solicitation? We will pay for the costs of soliciting proxies, including the preparation, assembly, printing and mailing of the proxy materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the street-name holders of our common stock.
What if I receive multiple notices or proxy or voting instruction cards? If you received more than one notice of internet availability or proxy or voting instruction card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the notices, cards or forms to ensure that all of your shares are voted.
How can I sign up to receive future proxy materials by e-mail? We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting. To sign up for electronic delivery, please visit www.proxyvote.com. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your bank, broker or other agent through which you hold your shares. Once you sign up, you will not receive a printed copy of the proxy materials unless you request them.
What is householding? SEC rules permit us, with your permission, to send a single set of proxy materials, including the notice of internet availability, proxy statement and annual report, to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, we have not instituted this procedure, but may do so in the future. A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of our common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy materials or wish to revoke your decision to household. These options are available to you at any time. If you receive a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of the notice of internet availability, proxy statement or annual report, you may also submit a request to our Corporate Secretary by mail or phone at the company’s address or number (see the first page of this proxy statement), and we will promptly send you the requested materials.
How can I get a paper copy of Pinterest’s annual report? A copy of our 2021 annual report on Form 10-K is available without charge upon written request to the Corporate Secretary at the company’s address (see the first page of this proxy statement).

PINTEREST, INC.
505 BRANNAN STREET
SAN FRANCISCO, CA 94107

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PINS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68397-P67388

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINTEREST, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Against**	**Abstain**
1a. Leslie J. Kilgore	▢	▢	▢
1b. Benjamin Silbermann	▢	▢	▢
1c. Salaam Coleman Smith	▢	▢	▢

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D68398-P67388

PINTEREST, INC.
Annual Meeting of Stockholders
May 26, 2022 8:00 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Ben Silbermann, Christine Flores and Todd Morgenfeld, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PINTEREST, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on May 26, 2022, virtually at www.virtualshareholdermeeting.com/PINS2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in accordance with the direction of the proxies as to any other matters that are properly presented. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side